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Oppenheimer Quest Global Value Fund, Inc.
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6803 South Tucson Way, Englewood, Colorado 80112

1-800-525-7048

Statement of Additional Information dated March 28, 2002

         This  Statement  of  Additional  Information  is  not a  Prospectus.  This  document  contains  additional information  about the Fund and supplements  information in the Prospectus  dated March 28, 2002. It should be read together  with the  Prospectus,  which may be obtained by writing to the Fund's  Transfer  Agent,  OppenheimerFunds
Services,  at P.O. Box 5270,  Denver,  Colorado  80217,  or by calling the Transfer  Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks...................................
     The Fund's Investment Policies.....................................................................
     Other Investment Techniques and Strategies.........................................................
     Investment Restrictions............................................................................

How the Fund is Managed ................................................................................
     Organization and History...........................................................................
     Directors and Officers of the Fund.................................................................
     The Manager........................................................................................

Brokerage Policies of the Fund..........................................................................
Distribution and Service Plans..........................................................................
Performance of the Fund.................................................................................

About Your Account
How To Buy Shares.......................................................................................
How To Sell Shares......................................................................................
How To Exchange Shares..................................................................................
Dividends, Capital Gains and Taxes......................................................................
Additional Information About the Fund...................................................................

Financial Information About the Fund

Independent Auditors' Report............................................................................
Financial Statements....................................................................................

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A B O U T  T H E  F U N D
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal investment policies and the main risks of the Fund are described in the  Prospectus.  This  Statement  of  Additional  Information  contains  supplemental  information  about those policies and risks and the types of securities  that the Fund's  investment  Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional  information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies that the Fund's Sub-Advisor,  OpCap Advisors,  may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the  investment  techniques and  strategies  described  below in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         In selecting  securities  for the Fund's  portfolio,  the  Sub-Advisor  evaluates the merits of particular securities  primarily through the exercise of its own investment analysis.  In the case of corporate issuers,  that process may include,  among other  things,  evaluation  of the issuer's  historical  operations,  prospects for the industry of which the issuer is part,  the issuer's  financial  condition,  its pending  product  developments  and business  (and those of  competitors),  the  effect of  general  market and  economic  conditions  on the  issuer's business,  and  legislative  proposals  that  might  affect the  issuer.  In the case of  foreign  securities,  the
Sub-Advisor may also consider the conditions of a particular  country's  economy in relation to the U.S. economy or other  foreign  economies,  special  political  conditions  in a country  or  region,  the  effect  of  taxes,  the efficiencies  and costs of particular  markets and other  factors when  evaluating  the  securities of issuers in a particular country.

         |X|  Investments in Equity  Securities.  The Fund does not limit its  investments in equity  securities to issuers having a market  capitalization of a specified size or range, and while it emphasizes  securities of medium and  large-capitalization  issuers,  the Fund can also invest in securities  of  small-capitalization  issuers.  At times,  the Fund may  increase  the  relative  emphasis  of its equity  investments  in  securities  of one or more capitalization  ranges,  based upon the Sub-Advisor's  judgment of where the best market  opportunities are to seek the  Fund's  objective.  At  times,  the  market  may favor or  disfavor  securities  of  issuers  of a  particular capitalization  range.  Securities of  small-capitalization  issuers may be subject to greater price  volatility in
general  than  securities  of  larger   companies.   Therefore,   if  the  Fund  has  substantial   investments  in
smaller-capitalization  companies at times of market  volatility,  the Fund's share price could fluctuate more than that of funds focusing on larger-capitalization issuers.

              |_| Value  Investing.  In  selecting  equity  investments  for the Fund's  portfolio,  the  portfolio managers  currently use a value investing style. In using a value approach,  the portfolio  managers seek stock and other equity  securities that appear to be temporarily  undervalued,  by various  measures,  such as price/earnings ratios.  This approach is subject to change and may not  necessarily be used in all cases.  Value  investing  seeks stocks  having prices that are low in relation to their real worth or future  prospects,  in the hope that the Fund will realize  appreciation  in the value of its holdings when other  investors  realize the intrinsic  value of the stock.
         Using value investing requires research as to the issuer's  underlying  financial condition and prospects.
Some of the measures used to identify these securities include, among others:
         o  Price/Earnings  ratio,  which is the stock's price divided by its earnings per share.  A stock having a price/earnings  ratio  lower than its  historical  range,  or the market as a whole or that of similar companies may offer attractive investment opportunities.
         o   Price/book  value ratio,  which is the stock price divided by the book value of the company per share, which measures the company's stock price in relation to its asset value.
         o   Discounted  Future Value  Analysis,  which involves two steps:  determining  the probable value of the stock at a specific  point in the future by  researching  the  current  and  future  prospects  of the company;  and then  comparing the probable  value to the current stock price to determine if the stock is sufficiently undervalued and if it offers an attractive return over the investment horizon.
         o   Valuation of Assets which  compares the stock price to the value of the company's  underlying  assets, including their projected value in the marketplace and liquidation value.

              |_| Preferred  Stocks.  Preferred  stock,  unlike common  stock,  has a stated  dividend rate payable from the  corporation's  earnings.  Preferred stock dividends can be cumulative or  non-cumulative,  participating, or auction rate.  "Cumulative"  dividend  provisions  require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuers of common stock.  Preferred stock may be  "participating"  stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of  preferred  stocks  to  decline.  Preferred  stock  may  have  mandatory  sinking  fund  provisions,  as well as provisions  allowing calls or redemptions  prior to maturity,  which can also have a negative impact on prices when interest rates decline.

         The rights of preferred stock on  distribution  of a corporation's  assets in the event of its liquidation are  generally  subordinate  to the  rights  associated  with a  corporation's  debt  securities.  Preferred  stock generally  has a  preference  over  common  stock on the  distribution  of a  corporation's  assets in the event of liquidation of the corporation.

              |_| Rights and Warrants.  Warrants  basically are options to purchase  equity  securities at specific prices valid for a specific  period of time.  Their prices do not  necessarily  move  parallel to the prices of the underlying securities.  The Fund cannot invest more than 5% of its total assets in warrants.  Rights are similar to warrants,  but normally  have a short  duration  and are  distributed  directly by the issuer to its  shareholders.
Rights and warrants  have no voting  rights,  receive no dividends and have no rights with respect to the assets of the issuer.

              |_|  Convertible  Securities.  Convertible  securities are securities  that are  convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a  corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's  bankruptcy or  liquidation.  They are subject to credit risk and interest rate risk.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value."
If the investment value exceeds the conversion  value, the security will behave more like a debt security,  and the security's  price will likely  increase  when interest  rates fall and decrease  when  interest  rates rise. If the conversion  value exceeds the  investment  value,  the security will behave more like an equity  security:  it will likely sell at a premium over its conversion  value,  and its price will tend to fluctuate  directly with the price of the underlying security.

         While some  convertible  securities are a form of debt security in many cases,  their  conversion  feature
(allowing  conversion  into  equity  securities)  causes them to be  regarded  by the  Sub-Advisor  more as "equity equivalents."  As a result,  the rating  assigned to the security has less impact on the  Sub-Advisor's  investment decision  with  respect  to  convertible  debt  securities  than  in  the  case  of  non-convertible  fixed  income securities.  To  determine  whether  convertible  securities  should  be  regarded  as  "equity  equivalents,"  the
Sub-Advisor examines the following factors:
(1)      whether,  at the option of the investor,  the convertible  security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the  convertible  security  may be a  defensive  "equity  substitute,"  providing  the ability to participate in any appreciation in the price of the issuer's common stock.

         |X|  Foreign  Securities.  The Fund can  purchase  equity  and debt  securities  issued or  guaranteed  by foreign companies or foreign  governments and their agencies and  instrumentalities.  They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

           "Foreign  securities"  include  equity and debt  securities  of  companies  organized  under the laws of countries  other than the United States and debt securities of foreign  governments.  Securities of foreign issuers that are represented by American Depository Receipts,  European Depository Receipts,  Global Depository Receipts or
similar  depository  arrangements  or  that  are  listed  on a U.S.  securities  exchange  or  traded  in the  U.S.
over-the-counter   markets  are  considered  "foreign   securities"  for  the  purpose  of  the  Fund's  investment allocations.  They are subject to some of the special  considerations  and risks,  discussed  below,  that apply to foreign securities traded and held abroad.

         Because the Fund can purchase  securities  denominated in foreign  currencies,  a change in the value of a foreign  currency  against the U.S.  dollar could result in a change in the amount of income the Fund has available for  distribution.  Because a portion of the Fund's investment  income may be received in foreign  currencies,  the
Fund will be required to compute its income in U.S.  dollars for  distribution to  shareholders,  and therefore the
Fund will absorb the cost of currency  fluctuations.  After the Fund has  distributed  income,  subsequent  foreign currency  losses may result in the Fund's  having  distributed  more income in a particular  fiscal period than was available from investment income, which could result in a return of capital to shareholders.

         Investing  in foreign  securities  offers  potential  benefits  not  available  from  investing  solely in securities of domestic  issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business cycles different from those of the
U.S., or to reduce  fluctuations in portfolio  value by taking  advantage of foreign stock markets that do not move in a manner parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

              |_| Foreign Debt  Obligations.  The debt  obligations of foreign  governments  and their agencies and instrumentalities  may or may not be  supported  by the full faith and credit of the foreign  government.  The Fund can buy securities issued by certain  "supra-national"  entities, which include entities designated or supported by governments to promote economic  reconstruction  or development,  international  banking  organizations and related government  agencies.  Examples are the International Bank for Reconstruction and Development  (commonly called the
"World Bank"), the Asian Development Bank and the Inter-American Development Bank.

         The governmental members of these  supra-national  entities are "stockholders" that typically make capital contributions  and may be committed to make additional  capital  contributions if the entity is unable to repay its borrowings.  A  supra-national  entity's  lending  activities  may be limited to a percentage of its total capital, reserves and net income.  There can be no assurance that the constituent  foreign  governments  will continue to be able or willing to honor their capitalization commitments for those entities.

              |_| Risks of Foreign  Investing.  Investments in foreign  securities may offer special  opportunities for  investing  but also  present  special  additional  risks and  considerations  not  typically  associated  with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in value of  foreign  investments  due to  changes  in  currency  rates or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio  transactions  or loss of certificates  for portfolio securities;
o        possibilities in some countries of expropriation,  confiscatory taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  Government  policies have discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_|  Special  Risks of  Emerging  Markets.  Emerging  and  developing  markets  abroad may also offer special  opportunities  for growth investing but have greater risks than more developed  foreign  markets,  such as those in Europe,  Canada,  Australia,  New Zealand and Japan.  There may be even less liquidity in their securities markets,  and  settlements  of purchases and sales of  securities  may be subject to  additional  delays.  They are subject  to  greater  risks  of  limitations  on the  repatriation  of  income  and  profits  because  of  currency restrictions  imposed by local  governments.  Those countries may also be subject to the risk of greater  political and economic instability,  which can greatly affect the volatility of prices of securities in those countries.  The
Sub-Advisor will consider these factors when evaluating securities in these markets.

         |X| Portfolio  Turnover.  "Portfolio  turnover"  describes the rate at which the Fund traded its portfolio securities  during its last fiscal year.  For example,  if a fund sold all of its  securities  during the year, its portfolio  turnover  rate would have been 100%.  The Fund's  portfolio  turnover rate will  fluctuate  from year to year,  but the  Fund  does  not  expect  to have a  portfolio  turnover  rate of 100% or more  annually.  Increased portfolio  turnover  creates  higher  brokerage and  transaction  costs for the Fund,  which may reduce its overall performance.  Additionally,  the  realization  of capital  gains from selling  portfolio  securities  may result in distributions of taxable  long-term capital gains to shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund may from time to time use the types of investment  strategies and investments  described below. It is not required to use all of these strategies at all times and at times may not use them.

         |X|  Investments in Debt  Securities.  The Fund can invest in convertible  securities,  bonds,  debentures and other debt securities.  It can invest in them for capital  appreciation  possibilities as well as for liquidity or defensive purposes.  Because the Fund currently emphasizes investments in equity securities,  such as stocks, it does not  anticipate  that under normal market  conditions  it will invest in debt  securities to the extent of the full 35% of its total assets permitted to be invested in debt securities.

              |_|   Credit   Risk.   The   Fund's   debt    investments    can   include    investment-grade    and
non-investment-grade  bonds  (commonly  referred  to as "junk  bonds").  Investment-grade  bonds are bonds rated at least "Baa" by Moody's  Investors  Service,  Inc., at least "BBB" by Standard & Poor's Rating  Service or by Fitch,
Inc., or bonds that have comparable  ratings by another  nationally  recognized  statistical  rating  organization.
The debt securities  ratings  definitions of the principal ratings  organizations are included in Appendix A to the
Statement of Additional Information.

         In making  investments  in debt  securities,  the  Sub-Advisor  may rely to some  extent on the ratings of ratings  organizations  or it may  use  its  own  research  to  evaluate  a  security's  credit-worthiness.  If the securities are unrated, to be considered part of the Fund's holdings of investment-grade  securities,  they must be judged  by  the  Sub-Advisor  to  be of  comparable  quality  to  bonds  rated  as  investment  grade  by a  rating organization.  Ratings  definitions  of the  principal  national  ratings  organizations  are in Appendix A to this
Statement of Additional Information.

              |_| Interest Rate Risk.  Interest rate risk refers to the  fluctuations  in value of debt  securities resulting  from the inverse  relationship  between price and yield.  For example,  an increase in general  interest rates will tend to reduce the market value of  already-issued  fixed-income  investments,  and a decline in general interest rates will tend to increase their value. In addition,  debt securities with longer maturities,  which tend to have higher yields,  are subject to  potentially  greater  fluctuations  in value from changes in interest rates than obligations with shorter maturities.

         Fluctuations in the market value of fixed-income  securities  after the Fund buys them will not affect the interest  income  payable on those  securities  (unless the  security  pays  interest at a variable  rate pegged to interest rate changes).  However,  those price  fluctuations will be reflected in the valuations of the securities, and therefore the Fund's net asset values will be affected by those fluctuations.

              |_|  Mortgage-Related  Securities.  Mortgage-related  securities are a form of derivative  investment collateralized  by pools of  commercial  or  residential  mortgages.  Pools of  mortgage  loans  are  assembled  as securities  for sale to  investors  by  government  agencies or entities or by private  issuers.  These  securities
include  collateralized  mortgage  obligations  ("CMOs"),  mortgage  pass-through  securities,   stripped  mortgage
pass-through  securities,  interests in real estate mortgage  investment  conduits ("REMICs") and other real-estate related securities.

         Mortgage-related  securities  that are issued or guaranteed by agencies or  instrumentalities  of the U.S.
Government have  relatively  little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks.

         As with other debt  securities,  the  prices of  mortgage-related  securities  tend to move  inversely  to changes  in  interest  rates.  The Fund can buy  mortgage-related  securities  that have  interest  rates that move inversely to changes in general  interest rates,  based on a multiple of a specific index.  Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In  periods  of  declining  interest  rates,  mortgages  are  more  likely  to be  prepaid.  Therefore,  a mortgage-related  security's  maturity can be shortened by unscheduled  prepayments  on the  underlying  mortgages.
Therefore,  it is not possible to predict  accurately the security's  yield. The principal that is returned earlier than  expected  may have to be  reinvested  in other  investments  having a lower yield than the prepaid  security.
Therefore,  these securities may be less effective as a means of "locking in" attractive  long-term interest rates, and they may have less  potential for  appreciation  during periods of declining  interest rates than  conventional bonds with comparable stated maturities.

         Prepayment  risks can lead to substantial  fluctuations in the value of a  mortgage-related  security.  In turn,  this can affect the value of the Fund's  shares.  If a  mortgage-related  security  has been  purchased at a premium,  all or part of the  premium  the Fund paid may be lost if there is a decline in the  market  value of the security,  whether that results from interest rate changes or prepayments on the underlying mortgages.  In the case of stripped  mortgage-related  securities,  if they experience  greater rates of prepayment than were  anticipated, the Fund may fail to recoup its initial investment on the security.
         During periods of rapidly rising interest rates,  prepayments of mortgage-related  securities may occur at slower than expected rates.  Slower  prepayments  effectively may lengthen a mortgage-related  security's  expected maturity.  Generally,  that would cause the value of the security to  fluctuate  more widely in response to changes in interest rates.  If the prepayments on the Fund's  mortgage-related  securities  were to decrease  broadly,  the
Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

         As with other debt  securities,  the values of  mortgage-related  securities may be affected by changes in the market's  perception of the  creditworthiness  of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

              |_|  Collateralized  Mortgage  Obligations.  CMOs are  multi-class  bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:

(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized  mortgage  loans  insured  by  the  Federal  Housing  Administration  or  guaranteed  by the
                Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each  class of CMO,  referred  to as a  "tranche,"  is issued at a specific  coupon  rate and has a stated
maturity or final  distribution  date.  Principal  prepayments on the underlying  mortgages may cause the CMO to be retired  much  earlier than the stated  maturity or final  distribution  date.  The  principal  and interest on the underlying  mortgages may be allocated  among the several  classes of a series of a CMO in different  ways.  One or more  tranches may have coupon  rates that reset  periodically  at a specified  increase  over an index.  These are floating rate CMOs,  and  typically  have a cap on the coupon rate.  Inverse  floating rate CMOs have a coupon rate that moves in the  reverse  direction  to an  applicable  index.  The coupon  rate on these CMOs will  increase  as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

              |_|  U.S.  Government  Securities.  Obligations  of U.S.  Government  agencies  or  instrumentalities
(including  mortgage-backed  securities)  may or may not be  guaranteed or supported by the "full faith and credit"
of the United  States.  Some are backed by the right of the issuer to borrow  from the U.S.  Treasury;  others,  by discretionary  authority of the U.S. Government to purchase the agencies'  obligations;  while others are supported only by the credit of the instrumentality.

         All U.S.  Treasury  obligations  are  backed by the full faith and  credit of the  United  States.  If the securities  are not  backed by the full faith and credit of the United  States,  the owner of the  securities  must look  principally  to the agency issuing the obligation for repayment and may not be able to assert a claim against the United  States in the event  that the agency or  instrumentality  does not meet its  commitment.  The Fund will invest  in U.S.  Government  securities  of such  agencies  and  instrumentalities  only  when the  Sub-Advisor  is satisfied that the credit risk with respect to such instrumentality is minimal.
              |_|  Obligations  Issued or  Guaranteed  by U.S.  Government  Agencies  or  Instrumentalities.  These
include direct  obligations and mortgage  related  securities that have different levels of credit support from the government.  Some are supported by the full faith and credit of the U.S.  Government,  such as Government  National
Mortgage  Association  pass-through  mortgage  certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S.  Treasury  under certain  circumstances,  such as Federal  National  Mortgage
Association  bonds ("Fannie  Maes").  Others are supported only by the credit of the entity that issued them,  such as Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

              |_|  U.S.   Government   Mortgage  Related   Securities.   The  Fund  can  invest  in  a  variety  of
mortgage-related  securities that are issued by U.S.  Government agencies or  instrumentalities,  some of which are described below.

              |_| GNMA  Certificates.  The  Government  National  Mortgage  Association  ("GNMA") is a wholly-owned corporate  instrumentality  of the United  States  within the U.S.  Department  of Housing  and Urban  Development.
GNMA's  principal  programs  involve its guarantees of  privately-issued  securities  backed by pools of mortgages.
GNMA  Certificates  are debt securities  representing an interest in one or a pool of mortgages that are insured by
the  Federal  Housing   Administration   or  the  Farmers  Home   Administration  or  guaranteed  by  the  Veterans
Administration.

         The GNMA  Certificates  in which the Fund  invests are of the "fully  modified  pass-through"  type.  They provide that the  registered  holders of the  Certificates  will receive  timely  monthly  payments of the pro-rata share of the scheduled principal payments on the underlying  mortgages,  whether or not those amounts are collected by the issuers.  Amounts paid  include,  on a pro rata basis,  any  prepayment  of principal of such  mortgages and interest (net of servicing and other charges) on the aggregate unpaid principal  balance of the GNMA  Certificates, whether or not the interest on the underlying mortgages has been collected by the issuers.

         The GNMA  Certificates  purchased  by the Fund are  guaranteed  as to  timely  payment  of  principal  and interest by GNMA.  It is expected  that  payments  received by the issuers of GNMA  Certificates  on account of the mortgages  backing the Certificates  will be sufficient to make the required  payments of principal of and interest on those GNMA  Certificates.  However,  if those payments are  insufficient,  the guaranty  agreements  between the issuers of the  Certificates  and GNMA require the issuers to make advances  sufficient  for the  payments.  If the issuers fail to make those payments, GNMA will do so.

         Under  Federal  law,  the full  faith and credit of the  United  States is  pledged to the  payment of all amounts that may be required to be paid under any guaranty  issued by GNMA as to such  mortgage  pools.  An opinion of an  Assistant  Attorney  General of the United  States,  dated  December 9,  1969,  states that such  guaranties
"constitute  general  obligations  of the United  States backed by its full faith and credit." GNMA is empowered to borrow from the United  States  Treasury to the extent  necessary to make any  payments of  principal  and interest required under those guaranties.

         GNMA  Certificates  are  backed by the  aggregate  indebtedness  secured  by the  underlying  FHA-insured,
FMHA-insured or  VA-guaranteed  mortgages.  Except to the extent of payments  received by the issuers on account of such  mortgages,  GNMA  Certificates  do not  constitute a liability  of those  issuers,  nor do they  evidence any recourse against those issuers.  Recourse is solely against GNMA.  Holders of GNMA Certificates  (such as the Fund)
have no security interest in or lien on the underlying mortgages.

         Monthly  payments of principal will be made,  and additional  prepayments of principal may be made, to the
Fund with respect to the mortgages  underlying the GNMA  Certificates held by the Fund. All of the mortgages in the pools relating to the GNMA  Certificates in the Fund are subject to prepayment  without any significant  premium or penalty, at the option of the mortgagors.  While the mortgages on 1-to-4-family  dwellings  underlying certain GNMA
Certificates  have a stated  maturity of up to 30 years,  it has been the experience of the mortgage  industry that the average life of comparable mortgages,  as a result of prepayments,  refinancing and payments from foreclosures, is considerably less.

              |_| Federal Home Loan  Mortgage  Corporation  Certificates.  FHLMC,  a corporate  instrumentality  of the United States,  issues FHLMC  Certificates  representing  interests in mortgage loans. FHLMC guarantees to each registered  holder of a FHLMC  Certificate  timely  payment of the amounts  representing  a holder's  proportionate share in:

(i)      interest payments less servicing and guarantee fees,
(ii)     principal prepayments, and
(iii)    the  ultimate  collection  of amounts  representing  the  holder's  proportionate  interest  in  principal payments on the mortgage  loans in the pool  represented by the FHLMC  Certificate,  in each case whether or not such amounts are actually received.

         The  obligations of FHLMC under its guarantees are  obligations  solely of FHLMC and are not backed by the full faith and credit of the United States.

              |_|   Federal   National   Mortgage   Association   (Fannie   Mae)   Certificates.   Fannie   Mae,  a
federally-chartered and privately-owned  corporation,  issues Fannie Mae Certificates which are backed by a pool of mortgage loans.  Fannie Mae guarantees to each registered  holder of a Fannie Mae Certificate  that the holder will receive amounts  representing the holder's  proportionate  interest in scheduled  principal and interest  payments, and any principal  prepayments,  on the mortgage loans in the pool represented by such Certificate,  less servicing and guarantee  fees,  and the holder's  proportionate  interest in the full  principal  amount of any foreclosed or other  liquidated  mortgage  loan.  In each case the  guarantee  applies  whether or not those amounts are actually received.  The  obligations  of Fannie Mae under its guarantees  are  obligations  solely of Fannie Mae and are not backed by the full faith and credit of the United  States or any of its  agencies or  instrumentalities  other than
Fannie Mae.

              |_| Brady Bonds.  The Fund can invest in U.S.  dollar-denominated  "Brady  Bonds." These foreign debt obligations may be fixed-rate par bonds or  floating-rate  discount  bonds.  They are generally  collateralized  in full as to  repayment  of  principal  at  maturity by U.S.  Treasury  zero  coupon  obligations  that have the same maturity  as the Brady  Bonds.  Brady Bonds can be viewed as having  three or four  valuation  components:  (i) the collateralized  repayment of principal at final maturity;  (ii) the  collateralized  interest  payments;  (iii) the uncollateralized  interest  payments;  and (iv) any  uncollateralized  repayment of  principal  at maturity.  Those uncollateralized amounts constitute what is called the "residual risk" of the bonds.
         If there is a default on collateralized  Brady Bonds resulting in acceleration of the payment  obligations of the issuer,  the zero coupon U.S.  Treasury  securities held as collateral for the payment of principal will not be distributed to investors,  nor will those  obligations be sold to distribute the proceeds.  The collateral  will be held by the collateral  agent to the scheduled  maturity of the defaulted Brady Bonds.  The defaulted bonds will continue to remain  outstanding,  and the face amount of the  collateral  will equal the  principal  payments  that would have then been due on the Brady  Bonds in the normal  course.  Because of the  residual  risk of Brady  Bonds and the history of defaults  with  respect to  commercial  bank loans by public and private  entities of  countries issuing Brady Bonds, they are considered speculative investments.

              |_| Special Risks of  Lower-Grade  Securities.  While the Fund  currently can invest a portion of its assets in  lower-grade  debt  securities,  the Fund  currently  does not intend to invest more than 5% of its total assets in these  securities.  Because  lower-rated  securities  tend to offer higher yields than  investment  grade securities,  the Fund may invest in lower-grade  securities if the  Sub-Advisor is trying to achieve greater income
(and, in some cases, the appreciation  possibilities of lower-grade  securities might be a reason they are selected for the Fund's portfolio).

         "Lower-grade"  debt  securities  are those rated below  "investment  grade" which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard & Poor's or Fitch,  or similar  ratings by other rating organizations.  If they are unrated,  and are  determined by the  Sub-Advisor  to be of comparable  quality to debt securities  rated below  investment  grade,  they are included in the  limitation  on the  percentage of the Fund's assets that can be invested in  lower-grade  securities.  The Fund can invest in securities  rated as low as "C" or
"D" although the Fund does not intend to invest in securities that are in default at the time the Fund buys them.

         Some of the special credit risks of lower-grade  securities  are discussed in the  Prospectus.  There is a greater risk that the issuer may default on its  obligation to pay interest or to repay  principal than in the case of investment grade securities.  The issuer's low  creditworthiness  may increase the potential for its insolvency.
An  overall  decline  in values in the high  yield  bond  market is also more  likely  during a period of a general economic  downturn.  An economic  downturn or an increase in interest rates could  severely  disrupt the market for high yield bonds,  adversely  affecting  the values of  outstanding  bonds as well as the ability of issuers to pay interest or repay  principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risks of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations on these  investments  may reduce some of the risks to the Fund, as will the Fund's policy of diversifying  its investments.  Additionally,  to the extent they can be converted into stock, convertible  securities may present less of these risks than  non-convertible  high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch are investment  grade and are not  regarded  as junk bonds,  those  securities  may be subject to special  risks,  and have some  speculative characteristics.

         |X|  Money  Market  Instruments.  The  following  is a brief  description  of the  types of  money  market securities the Fund can invest in. Those money market  securities are  high-quality,  short-term  debt  instruments that are issued by the U.S.  Government,  foreign  governments,  domestic or foreign  corporations,  banks or other entities.  The Fund can buy money market instruments  denominated in U.S. dollars or foreign currency.  They have a maturity of one year or less and may have fixed, variable or floating interest rates.

              |_|  U.S.  Government  Securities.  These  include  obligations  issued  or  guaranteed  by the  U.S.
Government or any of its agencies or instrumentalities.

              |_|  Bank  Obligations.  The Fund  may buy  time  deposits,  certificates  of  deposit  and  bankers'
acceptances.  Time deposits,  other than  overnight  deposits,  may be subject to withdrawal  notices and penalties and, if so, they are deemed to be "illiquid" investments.

         The  Fund  can  purchase  bank  obligations  that are  fully  insured  by the  Federal  Deposit  Insurance
Corporation  ("FDIC").  The FDIC insures the  deposits of member  banks up to $100,000  per  account.  Insured bank obligations  may have a limited  market and a particular  investment of this type may be deemed  "illiquid"  unless the  Board of  Directors  of the  Fund  determines  that a  readily-available  market  exists  for that  particular obligation,  or unless the  obligation  is payable at principal  amount plus  accrued  interest on demand or within seven days after demand.

              |_|  Commercial  Paper.  The Fund can invest in commercial  paper,  if it is rated within the top two rating  categories of Standard & Poor's and Moody's.  If the paper is not rated, it may be purchased if issued by a company having a credit rating of at least "AA" by Standard & Poor's or "Aa" by Moody's.

         The Fund can buy commercial  paper,  including U.S.  dollar-denominated  securities of foreign branches of
U.S.  banks,  issued by other  entities if the  commercial  paper is  guaranteed  as to principal and interest by a bank,  government or corporation  whose  certificates of deposit or commercial  paper may otherwise be purchased by the Fund.

              |_| Variable  Amount  Master  Demand  Notes.  Master  demand  notes are  corporate  obligations  that permit the  investment of fluctuating  amounts by the Fund at varying rates of interest  under direct  arrangements between the Fund, as lender,  and the borrower.  They permit daily  changes in the amounts  borrowed.  The Fund has the right to increase the amount under the note at any time up to the full amount  provided by the note  agreement, or to decrease  the  amount.  The  borrower  may prepay up to the full amount of the note  without  penalty.  These notes may or may not be backed by bank letters of credit.

         Because these notes are direct lending  arrangements  between the lender and borrower,  it is not expected that there will be a trading  market for them.  There is no  secondary  market for these notes,  although  they are redeemable (and thus are immediately  repayable by the borrower) at principal  amount,  plus accrued  interest,  at any time.  Accordingly,  the Fund's  right to redeem such notes is  dependent  upon the ability of the  borrower to pay principal and interest on demand.

         The Fund has no  limitations  on the type of issuer from whom these notes will be purchased.  However,  in connection  with such  purchases and on an ongoing basis,  the  Sub-Advisor  will consider the earning power,  cash flow and other liquidity ratios of the issuer,  and its ability to pay principal and interest on demand,  including a situation  in which all holders of such notes made demand  simultaneously.  Investments  in master  demand  notes are subject to the limitation on investments by the Fund in illiquid securities,  described in the Prospectus.  The
Fund does not intend  that its  investments  in variable  amount  master  demand  notes will exceed 5% of its total assets.

         |X| Investing in Small,  Unseasoned  Companies.  The Fund can invest in  securities  of small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities of these companies may be subject to volatility in their prices.  They may have a limited trading market,  which may adversely  affect the Fund's ability to dispose of them and can reduce the price the Fund might be able to obtain  for them.  Other  investors  that own a  security  issued by a small,  unseasoned issuer for which there is limited  liquidity  might trade the security  when the Fund is  attempting  to dispose of its  holdings  of that  security.  In that case the Fund might  receive a lower price for its  holdings  than might otherwise be obtained.

         |X|  "When-Issued"  and  "Delayed-Delivery"   Transactions.  The  Fund  can  invest  in  securities  on  a
"when-issued"  basis and can purchase or sell securities on a  "delayed-delivery"  or "forward  commitment"  basis.
When-issued  and  delayed-delivery  are terms that refer to securities  whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the  time the  commitment  is  made.  Delivery  and  payment  for the  securities  take  place  at a later  date
(generally  within 45 days of the date the offer is accepted).  The  securities are subject to change in value from market  fluctuations  during the period  until  settlement.  The value at  delivery  may be less than the  purchase price.  For example,  changes in interest rates in a direction other than that expected by the  Sub-Advisor  before settlement  will affect the value of such  securities  and may cause a loss to the Fund.  During the period between purchase and  settlement,  no payment is made by the Fund to the issuer.  No income begins to accrue to the Fund on a when-issued security until the Fund receives the security at settlement of the trade.

         The Fund will  engage in  when-issued  transactions  to secure  what the  Sub-Advisor  considers  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or  delayed-delivery  transaction,  it relies on the other party to complete the transaction.  Its failure to do so may cause the Fund to lose the  opportunity to obtain the security at a price and yield the  Sub-Advisor  considers to be advantageous.

         When the Fund engages in  when-issued  and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling  securities  consistent  with its investment  objective and policies for delivery  pursuant to options  contracts it has entered  into,  and not for the purpose of  investment  leverage.  Although the Fund will enter into  delayed-delivery  or  when-issued  purchase  transactions  to acquire  securities,  it may dispose of a commitment  prior to  settlement.  If the Fund  chooses to dispose of the right to acquire a  when-issued  security prior to its  acquisition or to dispose of its right to delivery or receive  against a forward  commitment,  it may incur a gain or loss.
         At the  time  the  Fund  makes  the  commitment  to  purchase  or  sell a  security  on a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in  determining  the Fund's net asset value.  In a sale  transaction,  it records the proceeds to be received.  The
Fund  will  identify  on its  books  liquid  assets at least  equal in value to the  value of the  Fund's  purchase commitments until the Fund pays for the investment.

         When-issued and  delayed-delivery  transactions can be used by the Fund as a defensive  technique to hedge against  anticipated  changes in interest rates and prices.  For instance,  in periods of rising interest rates and falling prices,  the Fund might sell securities in its portfolio on a forward  commitment basis to attempt to limit its exposure to anticipated  falling  prices.  In periods of falling  interest  rates and rising  prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or  delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase  Agreements.  The Fund can acquire securities subject to repurchase  agreements.  It may do so for  liquidity  purposes to meet  anticipated  redemptions  of Fund  shares,  or pending the  investment  of the proceeds  from sales of Fund  shares,  or pending the  settlement  of  portfolio  securities  transactions,  or for temporary defensive purposes.

         In a  repurchase  transaction,  the Fund  buys a  security  from,  and  simultaneously  resells  it to, an approved  vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the repurchase  agreement is in effect.  Approved vendors include U.S.  commercial  banks,  U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government  securities.  They must meet credit  requirements set by the Manager from time to time.

         The majority of these  transactions  run from day to day, and  delivery  pursuant to the resale  typically occurs  within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven days are subject to the Fund's  limits on holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans" under the Investment  Company Act, are  collateralized by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the collateral  must equal or exceed the repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the  delivery  date,  the Fund may incur costs in disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do
so. The  Sub-Advisor  will monitor the vendor's  creditworthiness  to confirm that the vendor is financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid  and  Restricted  Securities.  To  enable  the Fund to sell  its  holdings  of a  restricted security  not  registered  under the  Securities  Act of 1933,  the Fund may have to cause those  securities  to be registered.  The expenses of  registering  restricted  securities  may be negotiated by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund must  arrange  registration  because the Fund wishes to sell the security,  a considerable  period may elapse between the time the decision is made to sell the security and the time the  security  is  registered  so that the Fund could  sell it. The Fund would bear the risks of any  downward price fluctuation during that period.

         The Fund can also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those  restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.
Those  percentage  restrictions  do not limit  purchases  of  restricted  securities  that are eligible for sale to qualified  institutional  purchasers  under Rule 144A of the Securities Act of 1933, if those  securities have been determined to be liquid by the Manager under  Board-approved  guidelines.  Those  guidelines  take into account the trading  activity for such securities and the availability of reliable  pricing  information,  among other factors.
If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's  holdings of that security may be considered to be illiquid.

         |X|  Loans of  Portfolio  Securities.  The Fund can lend its  portfolio  securities  to  certain  types of eligible borrowers  approved by the Board of Directors.  It may do so to try to provide income or to raise cash for liquidity purposes.  There are some risks in connection with securities lending.  The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change),  on each  business  day the loan  collateral  must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit,  securities of the U.S. Government or its agencies or instrumentalities,  or other cash  equivalents  in which the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit  must  obligate a bank to pay amounts  demanded by the Fund if the demand  meets the terms of the  letter.  The terms of the  letter of credit and the  issuing  bank must both be  satisfactory  to the
Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest  on  loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of  interest  may be  shared  with  the  borrower.  The  Fund  may also  pay  reasonable  finder's,  custodian  and administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet  applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities  on five days' notice or in time to vote on any important matter.

         |X| Hedging.  Although the Fund can use hedging  instruments,  it is not  obligated to use them in seeking its objective.  While the Fund uses forward  contracts to hedge its exposure to foreign currency  fluctuations,  it does not currently  contemplate using other hedging techniques to any significant  degree. The Fund can use hedging to attempt to protect against  declines in the market value of the Fund's  portfolio,  to permit the Fund to retain unrealized gains in the value of portfolio  securities which have appreciated,  or to facilitate selling securities for investment reasons. To do so, the Fund could:
         o    sell futures contracts,
         o    buy puts on futures or on securities, or
         o    write covered calls on securities or futures.

         The Fund can use hedging to establish a position in the  securities  market as a temporary  substitute for purchasing  particular  securities.  In that case the Fund would  normally seek to purchase the securities and then terminate  that  hedging  position.  The Fund might also use this type of hedge to attempt to protect  against  the possibility that its portfolio  securities would not be fully included in a rise in value of the market.  To do so, the Fund could:
         o    buy futures, or
         o    buy calls on futures or on securities.

         The Fund's  strategy  of hedging  with  futures and options on futures  will be  incidental  to the Fund's activities  in the  underlying  cash market.  The  particular  hedging  instruments  the Fund can use are described below.  The Fund may employ new hedging  instruments  and strategies when they are developed,  if those  investment methods are consistent  with the Fund's  investment  objective and are  permissible  under  applicable  regulations governing the Fund.

              |_|  Futures.  The  Fund  can buy  and  sell  futures  contracts  that  relate  to (1)  broadly-based securities  indices (these are referred to as "financial  futures"),  (2) debt securities (these are referred to as
"interest rate futures") and (3) foreign currencies (these are referred to as "forward contracts").

         A  broadly-based  stock index is used as the basis for trading  stock index  futures.  In some cases these indices may be based on stocks of issuers in a particular  industry or group of  industries.  A stock index assigns relative values to the common stocks  included in the index and its value  fluctuates in response to the changes in value of the underlying  stocks. A stock index cannot be purchased or sold directly.  These contracts  obligate the seller to deliver,  and the purchaser to take,  cash to settle the futures  transaction.  There is no delivery made of the  underlying  securities to settle the futures  obligation.  Either party may also settle the  transaction by entering into an offsetting contract.

         An interest  rate future  obligates  the seller to deliver (and the purchaser to take) cash or a specified type of debt  security  to settle the  futures  transaction.  Either  party  could  also  enter into an  offsetting contract to close out the position.

         No money is paid or  received  by the Fund on the  purchase  or sale of a  future.  Upon  entering  into a futures  transaction,  the Fund will be required to deposit an initial margin  payment with the futures  commission merchant (the "futures  broker").  Initial margin  payments will be deposited with the Fund's  custodian bank in an account registered in the futures broker's name.  However,  the futures broker can gain access to that account only under  specified  conditions.  As the  future is  marked-to-market  (that  is,  its  value on the  Fund's  books is changed) to reflect changes in its market value,  subsequent  margin  payments,  called variation  margin,  will be paid to or by the futures broker daily.

         At any time prior to expiration  of the future,  the Fund may elect to close out its position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be  paid by or  released  to the  Fund.  Any  loss or gain on the  future  is then  realized  by the  Fund  for tax purposes.  All futures  transactions  are effected  through a  clearinghouse  associated with the exchange on which the contracts are traded.
              |_| Put and Call  Options.  The  Fund can buy and sell  certain  kinds of put  options  ("puts")  and call  options  ("calls").  The Fund can buy and sell  exchange-traded  and  over-the-counter  put and call  options including index options, securities options, currency options and options on futures contracts.

              |_| Writing  Covered Call  Options.  The Fund can write (that is, sell)  covered  calls.  If the Fund sells a call  option,  it must be  covered.  For a call on a  security,  that means the Fund must own the  security subject to the call while the call is  outstanding.  For calls on  futures  or stock  indices,  that means the call must be  covered  by  segregating  liquid  assets to enable  the Fund to  satisfy  its  obligations  if the call is exercised.

         When the Fund  writes a call,  it  receives  cash (a  premium).  The Fund  agrees  to sell the  underlying security to a purchaser of a  corresponding  call on the same security  during the call period at a fixed  exercise price  regardless  of market price  changes  during the call period.  The call period is usually not more than nine months.  The exercise price may differ from the market price of the underlying  security.  The Fund has the risk of loss that the price of the  underlying  security  may decline  during the call  period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the  investment  does not rise above the call price, it is likely that the call will lapse  without being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When  the  Fund  writes  a call on an  index,  it  receives  cash (a  premium).  If the  buyer of the call exercises  it, the Fund will pay an amount of cash equal to the  difference  between the closing  price of the call and the exercise  price,  multiplied by a specified  multiple that  determines the total value of the call for each point of difference.  If the value of the underlying  investment  does not rise above the call price,  it is likely that the call will lapse without  being  exercised.  In that case the Fund would keep the cash premium.  Settlement for puts and calls on  broadly-based  stock  indices  is in cash.  Gain or loss  depends on changes in the index in question (and thus on price movements in the stock market generally).

         To terminate its  obligation  on a call it has written,  the Fund may purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending  upon whether the net of the amount of the option  transaction  costs and the  premium  received  on the call the Fund wrote is more or less than the price of the call the Fund  purchases to close out the  transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the premium it received  when it wrote the call.  Any such profits are  considered  short-term  capital gains for federal  income tax purposes,  as are the premiums on lapsed calls.  When  distributed  by the Fund they are taxable as  ordinary  income.  If the Fund cannot  effect a closing purchase  transaction  due to the lack of a market,  it will have to hold the  escrowed  assets in escrow until the call expires or is exercised.

         The Fund's  custodian bank, or a securities  depository  acting for the custodian,  will act as the Fund's escrow agent,  through the facilities of the Options Clearing  Corporation  ("OCC"), as to the investments on which the Fund has written  calls  traded on  exchanges  or as to other  acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities  on the  expiration of the option or when the Fund enters into a closing transaction.

         When the Fund  writes an  over-the-counter  ("OTC")  option,  it will  enter  into an  arrangement  with a primary U.S.  Government  securities  dealer which will  establish a formula  price at which the Fund will have the absolute  right to  repurchase  that OTC option.  The formula  price will  generally  be based on a multiple of the premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying  security (that is, the option is "in the money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its  restriction on holding  illiquid  securities)  the  mark-to-market  value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

              |_|  Writing  Put  Options.  The Fund can sell put  options.  A put  option on  securities  gives the purchaser  the right to sell,  and the writer the right to buy,  the  underlying  security  at the  exercise  price during  the  option  period.  The Fund  will not  write  puts that  require  more than 50% of its net  assets to be segregated to cover the put options the Fund has written.

         If the Fund  writes a put,  the put must be covered by  segregated  liquid  assets.  The  premium the Fund receives from writing a put represents a profit,  as long as the price of the underlying  investment  remains equal to or above the  exercise  price of the put.  However,  the Fund also  assumes  the  obligation  during  the option period to settle the  transaction  in cash with the buyer of the put at the  exercise  price,  even if the value of the underlying investment falls below the exercise price.

         If a put the Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium less the  transaction  costs incurred.  If the put is exercised,  the Fund must fulfill its obligation to settle in cash at the exercise  price.  That price will usually  exceed the market value of the  investment  at that time. In that case,  the Fund might incur a loss if it sells the underlying  investment.  That loss will be equal to the sum of the sale price of the  underlying  investment  and the premium  received less the sum of the exercise  price and any transaction costs the Fund incurred.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer  through which the put was sold.  That notice will require the Fund to settle the transaction in cash at the  exercise  price.  The Fund has no control  over when it may be  required  to settle  the  transaction, since it may be assigned an exercise  notice at any time prior to the  termination  of its obligation as the writer of the put. That  obligation  terminates  upon  expiration of the put. It may also terminate if, before it receives an exercise notice,  the Fund effects a closing  purchase  transaction by purchasing a put of the same series as it sold.  Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing  purchase  transaction to realize a profit on an  outstanding  put option it has written or to prevent the underlying  security from being put.  Effecting a closing  transaction will also permit the Fund to write  another  put option on the  security or to sell the  security  and use the  proceeds from the sale for other  investments.  The Fund will realize a profit or loss from a closing  purchase  transaction depending on whether the cost of the  transaction  is less or more than the premium  received  from writing the put option. Any profits from writing puts are considered  short-term  capital gains for federal tax purposes,  and when distributed by the Fund, are taxable as ordinary income.

              |_|  Purchasing  Calls and Puts.  The Fund can  purchase  calls to protect  against  the  possibility that the Fund's  portfolio  will not  participate in an anticipated  rise in the securities  market.  When the Fund buys a call (other than in a closing purchase  transaction),  it pays a premium. The Fund then has the right to buy the underlying  investment from a seller of a corresponding  call on the same investment  during the call period at a fixed  exercise  price.  The Fund  benefits  only if it sells the call at a profit or if, during the call period, the market price of the  underlying  investment is above the sum of the call price plus the  transaction  costs and the premium paid for the call and the Fund  exercises  the call.  If the Fund does not exercise the call or sell it
(whether or not at a profit),  the call will become  worthless at its  expiration  date. In that case the Fund will have paid the premium but lost the right to buy the underlying investment.

         The Fund can buy puts whether or not it holds the underlying  investment in its  portfolio.  When the Fund purchases  a put,  it pays a premium  and,  except  as to puts on  indices,  has the  right to sell the  underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

         Buying a put on an investment  the Fund does not own (such as an index or future)  permits the Fund either to resell the put or to buy the  underlying  investment  and sell it at the exercise  price.  The resale price will vary  inversely to the price of the  underlying  investment.  If the market price of the  underlying  investment is above the  exercise  price  and,  as a result,  the put is not  exercised,  the put will  become  worthless  on its expiration date.

         Buying a put on securities  or futures the Fund owns enables the Fund to attempt to protect  itself during the put period  against a decline in the value of the  underlying  investment  below the exercise  price by selling the  underlying  investment at the exercise  price to a seller of a  corresponding  put. If the market price of the underlying  investment  is equal to or above the  exercise  price and,  as a result,  the put is not  exercised  or resold,  the put will become  worthless at its  expiration  date.  In that case the Fund will have paid the premium but lost the right to sell the underlying  investment.  However, the Fund may sell the put prior to its expiration.
That sale may or may not be at a profit.

         If the Fund exercises a call on an index during the call period,  a seller of a corresponding  call on the same  investment  will pay the Fund an amount of cash to settle the call if the  closing  level of the stock  index upon which the call is based is greater  than the  exercise  price of the call.  That cash  payment is equal to the difference  between the closing  price of the call and the  exercise  price of the call times a specified  multiple
(the "multiplier") which determines the total dollar value for each point of difference.

         When the Fund buys a put on a stock index or future,  it pays a premium.  It has the right  during the put period to require a seller of a  corresponding  put,  upon the Fund's  exercise of its put, to deliver  cash to the
Fund to  settle  the put if the  closing  level of the  stock  index  upon  which the put is based is less than the exercise  price of the put.  That cash payment is  determined  by the  multiplier,  in the same manner as described above as to calls.

         When the Fund  purchases a put on a stock  index,  the put  protects the Fund to the extent that the index moves in a similar  pattern to the  securities  the Fund holds.  The Fund can resell the put.  The resale  price of the put will vary  inversely  with the price of the  underlying  investment.  If the market price of the underlying investment is above the exercise  price,  and as a result the put is not exercised,  the put will become  worthless on the expiration  date. In the event of a decline in price of the underlying  investment,  the Fund could exercise or sell the put at a profit to attempt to offset some or all of its loss on its portfolio securities.

         The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options  held by the Fund will not exceed 5% of the Fund's total assets.

              |_| Buying and  Selling  Options on Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.  They  include  puts and calls that trade on a securities  or  commodities  exchange or in the over-the-counter  markets  or are quoted by major  recognized  dealers  in such  options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager  anticipates  a rise in the dollar value of a foreign  currency in which  securities  to be acquired are  denominated,  the increased cost of those securities might be partially offset by purchasing calls or writing puts on that foreign  currency.  If the Sub-Advisor  anticipates a decline in the dollar value of a foreign currency,  the decline in the dollar value of portfolio  securities  denominated  in that currency may be partially offset by writing calls or purchasing puts on that foreign  currency.  However,  the currency rates could fluctuate in a direction  adverse to the Fund's  position.  The Fund will then have  incurred  option  premium  payments  and transaction costs without a corresponding benefit.

         A call the Fund  writes  on a foreign  currency  is  "covered"  if the Fund  owns the  underlying  foreign currency  covered by the call or has an absolute  and  immediate  right to acquire that  foreign  currency  without additional cash  consideration (or it can do so for additional cash  consideration  held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund  could  write a call on a  foreign  currency  to  provide a hedge  against a decline  in the U.S.
dollar  value of a  security  which the Fund  owns or has the right to  acquire  and  which is  denominated  in the currency  underlying  the option.  That decline might be one that occurs due to an expected  adverse  change in the exchange rate. This is known as a  "cross-hedging"  strategy.  In those  circumstances,  the Fund covers the option by maintaining cash, U.S.  Government  securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

              |_| Risks of Hedging  with  Options and  Futures.  The use of hedging  instruments  requires  special skills and  knowledge of  investment  techniques  that are  different  than what is required  for normal  portfolio management.  If the  Sub-Advisor  uses  a  hedging  instrument  at the  wrong  time  or  judges  market  conditions incorrectly,  hedging  strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other  investments.  The Fund's option activities may affect its costs.

         The Fund's option  activities  could affect its portfolio  turnover  rate and brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related  portfolio  securities,  thus increasing its turnover  rate. The exercise by the Fund of puts on securities  will cause the sale of underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether to  exercise a put it holds is within the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons  that would not exist in the absence of the put.

         The Fund might have to pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an  underlying  investment  in connection  with the exercise of a call or put.  Those  commissions could be  higher  on a  relative  basis  than the  commissions  for  direct  purchases  or sales of the  underlying investments.  Premiums  paid for options are small in relation to the market value of the  underlying  investments.
Consequently,  put and call options  offer large  amounts of leverage.  The leverage  offered by trading in options could  result in the  Fund's  net asset  value  being more  sensitive  to  changes  in the value of the  underlying investment.

         If a covered  call  written by the Fund is exercised on an  investment  that has  increased in value,  the
Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides  secondary  trading for options of the same series,  and there is no assurance that a liquid  secondary market will exist for any particular  option.  The
Fund might  experience  losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on  broadly-based  indices or futures to attempt to protect against  declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the Fund's  securities.  For  example,  it is possible  that while the Fund has used  hedging  instruments  in a short hedge,  the market might advance and the value of the securities held in the Fund's  portfolio might decline.
If that occurred,  the Fund would lose money on the hedging  instruments and also experience a decline in the value of its  portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree, over time the value of a  diversified  portfolio  of  securities  will  tend to move in the same  direction  as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities  included in the  applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of the  portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments  in a greater  dollar  amount than the dollar amount of portfolio  securities  being hedged.  It might do so if the  historical  volatility  of the prices of the portfolio  securities  being hedged is more than the historical volatility of the applicable index.

         The ordinary  spreads between prices in the cash and futures  markets are subject to  distortions,  due to differences in the nature of those markets.  First,  all  participants  in the futures market are subject to margin deposit and maintenance  requirements.  Rather than meeting additional margin deposit  requirements,  investors may close futures contracts through  offsetting  transactions which could distort the normal  relationship  between the cash and futures  markets.  Second,  the  liquidity of the futures  market  depends on  participants  entering into offsetting  transactions  rather than making or taking delivery.  To the extent participants decide to make or take delivery,  liquidity in the futures market could be reduced,  thus producing  distortion.  Third, from the point of view of speculators,  the deposit  requirements in the futures market are less onerous than margin  requirements in the  securities  markets.  Therefore,  increased  participation  by  speculators  in the  futures  market may cause temporary price distortions.

         The Fund can use hedging  instruments  to  establish a position in the  securities  markets as a temporary substitute for the purchase of individual  securities  (long  hedging) by buying futures or calls on  broadly-based indices or on  securities.  It is possible  that when the Fund does so the market might  decline.  If the Fund then concludes  not to invest in  securities  because of concerns  that the market  might  decline  further or for other reasons,  the Fund will  realize a loss on the hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

              |_| Forward  Contracts.  Forward  contracts are foreign currency  exchange  contracts.  They are used to buy or sell  foreign  currency for future  delivery at a fixed  price.  The Fund uses them to "lock in" the U.S.
dollar  price of a security  denominated  in a foreign  currency  that the Fund has  bought or sold,  or to protect against  possible losses from changes in the relative values of the U.S.  dollar and a foreign  currency.  The Fund limits its exposure in foreign currency  exchange  contracts in a particular  foreign currency to the amount of its assets  denominated  in that  currency  or a  closely-correlated  currency.  The Fund may also use  "cross-hedging"
where the Fund  hedges  against  changes in  currencies  other than the  currency  in which a security  it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and another  party agrees to sell, a specific currency at a future date.  That date may be any fixed number of days from the date of the contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These  contracts are traded in the inter-bank  market conducted  directly among currency  traders  (usually large  commercial  banks) and their customers.

         The Fund may use  forward  contracts  to  protect  against  uncertainty  in the level of  future  exchange rates.  The use of forward  contracts does not eliminate the risk of  fluctuations  in the prices of the underlying securities  the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward contracts  may reduce the risk of loss from a decline  in the value of the hedged  currency,  at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters into a contract  for the  purchase  or sale of a security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend  payments.  To do so, the Fund could enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a  "transaction  hedge." The  transaction  hedge will protect the Fund against a loss from an adverse change in the currency  exchange  rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund believes  that foreign  currency  might suffer a  substantial  decline against  the U.S.  dollar,  it could  enter  into a forward  contract  to sell an amount of that  foreign  currency approximating  the value of some or all of the Fund's portfolio  securities  denominated in that foreign  currency.
When the Fund  believes that the U.S.  dollar might suffer a substantial  decline  against a foreign  currency,  it could enter into a forward  contract to buy that foreign  currency for a fixed dollar  amount.  Alternatively,  the
Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes that the U.S.  dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall whenever  there is a decline in the U.S.  dollar value of the currency in which  portfolio  securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short  positions  in these  cases by  identifying  to its  custodian  bank  assets having a value equal to the aggregate amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such  contracts if the  consummation  of the  contracts would  obligate  the Fund to deliver an amount of foreign  currency in excess of the value of the Fund's  portfolio securities  or other assets  denominated  in that  currency or another  currency  that is the subject of the hedge.
However,  to avoid  excess  transactions  and  transaction  costs,  the Fund may maintain a net exposure to forward contracts  in excess of the value of the  Fund's  portfolio  securities  or other  assets  denominated  in  foreign currencies if the excess amount is "covered" by liquid  securities  denominated in any currency.  The cover must be at least equal at all times to the amount of that excess.

         As one  alternative,  the Fund may  purchase a call option  permitting  the Fund to purchase the amount of foreign  currency  being hedged by a forward sale  contract at a price no higher than the forward  contract  price.
As  another  alternative,  the Fund may  purchase a put  option  permitting  the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

         The precise  matching of the amounts under  forward  contracts  and the value of the  securities  involved generally  will not be possible  because the future value of  securities  denominated  in foreign  currencies  will change as a consequence of market  movements  between the date the forward contract is entered into and the date it is sold. In some cases,  the Sub-Advisor  might decide to sell the security and deliver foreign  currency to settle the original purchase  obligation.  If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver,  the Fund might have to purchase  additional foreign currency on the "spot" (that is, cash) market to settle the security  trade.  If the market value of the security  instead exceeds the amount of foreign  currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign currency  received upon the sale of the security.  There will be additional  transaction costs on the spot market in those cases.

         The  projection  of  short-term  currency  market  movements is extremely  difficult,  and the  successful execution  of a  short-term  hedging  strategy  is  highly  uncertain.  Forward  contracts  involve  the risk  that anticipated  currency  movements  will not be  accurately  predicted,  causing the Fund to sustain  losses on these contracts and to pay additional  transactions  costs. The use of forward  contracts in this manner might reduce the
Fund's  performance if there are unanticipated  changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity of a forward  contract  requiring  the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the alternative the Fund might retain the  security and offset its  contractual  obligation  to deliver the currency by  purchasing a second contract.  Under that  contract the Fund will obtain,  on the same maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Fund might close out a forward contract  requiring it to purchase a specified  currency by entering into a second contract  entitling it to sell the same amount of the same currency on the maturity  date of the first  contract.  The Fund would  realize a gain or loss as a result of entering  into such an  offsetting  forward  contract  under  either  circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of  engaging  in  forward  contracts  varies  with  factors  such as the  currencies involved,  the length of the contract period and the market  conditions then prevailing.  Because forward contracts are usually  entered into on a principal  basis,  no brokerage  fees or  commissions  are  involved.  Because these contracts  are not  traded  on an  exchange,  the  Fund  must  evaluate  the  credit  and  performance  risk of the counterparty under each forward contract.

         Although  the Fund  values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its holdings of foreign  currencies  into U.S.  dollars on a daily basis.  The Fund may convert  foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit  based on the  difference  between  the prices at which they buy and sell  various currencies.  Thus,  a dealer  might  offer to sell a foreign  currency  to the Fund at one rate,  while  offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

              |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and  options on  futures,  the
Fund is required to operate  within  certain  guidelines  and  restrictions  with  respect to the use of futures as established by the Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration  with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of the Fund's  assets  that may be used for  futures margin and related  options  premiums  for a bona fide hedging  position.  However,  under the Rule,  the Fund must limit its  aggregate  initial  futures  margin and related  options  premiums to not more than 5% of the Fund's net assets for hedging  strategies  that are not  considered  bona fide hedging  strategies  under the Rule.  Under the
Rule,  the Fund must also use short  futures and options on futures  solely for bona fide hedging  purposes  within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges  limit the  maximum  number of  options  that may be  written  or held by a single  investor  or group of investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through  one or more  brokers.  Thus,  the number of  options  that the Fund may write or hold may be  affected  by options written or held by other  entities,  including other  investment  companies  having the same advisor as the
Fund (or an advisor  that is an  affiliate  of the Fund's  advisor  or  Sub-Advisor).  The  exchanges  also  impose position  limits on futures  transactions.  An  exchange  may order the  liquidation  of  positions  found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment  Company Act, when the Fund purchases a future,  it must maintain liquid assets in an amount equal to the market value of the  securities  underlying the future,  less the margin deposit  applicable to
it.

              |_| Tax Aspects of Certain  Hedging  Instruments.  Certain  foreign  currency  exchange  contracts in which the Fund may invest are treated as "Section  1256  contracts"  under the Internal  Revenue  Code. In general, gains or losses relating to Section 1256 contracts are  characterized  as 60% long-term and 40% short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising from Section 1256  contracts that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the Fund at the end of each  taxable  year are  "marked-to-market,"  and  unrealized  gains or  losses  are treated as though they were  realized.  These  contracts also may be  marked-to-market  for purposes of determining the excise tax  applicable  to investment  company  distributions  and for other  purposes  under rules  prescribed pursuant to the  Internal  Revenue  Code.  An election can be made by the Fund to exempt  those  transactions  from this marked-to-market treatment.

         Certain  forward  contracts  the Fund  enters  into may  result in  "straddles"  for  federal  income  tax purposes.  The straddle  rules may affect the character  and timing of gains (or losses)  recognized by the Fund on straddle  positions.  Generally,  a loss sustained on the disposition of a position making up a straddle is allowed only to the  extent  that  the loss  exceeds  any  unrecognized  gain in the  offsetting  positions  making  up the straddle.  Disallowed  loss  is  generally  allowed  at the  point  where  there  is no  unrecognized  gain  in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:

(1)      gains or losses  attributable  to  fluctuations  in  exchange  rates that occur  between the time the Fund accrues  interest or other  receivables or accrues expenses or other  liabilities  denominated in a foreign  currency  and  the  time  the  Fund  actually  collects  such  receivables  or  pays  such liabilities, and
(2)      gains or losses  attributable  to  fluctuations  in the value of a foreign  currency  between  the date of acquisition  of a debt  security  denominated  in a foreign  currency or foreign  currency  forward contracts and the date of disposition.

         Currency gains and losses are offset  against  market gains and losses on each trade before  determining a net "Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

Investment Restrictions

         |X| What Are  "Fundamental  Policies"?  Fundamental  policies are those policies that the Fund has adopted to govern its  investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting securities.  Under the  Investment  Company  Act, a  "majority"  vote is defined as the vote of the  holders of the lesser of:

         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental  policy.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Directors can change  non-fundamental  policies without shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X| Does the Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

              o   The Fund cannot  invest more than 5% of the value of its total  assets in  securities  of any one issuer. This limitation applies to 75% of the Fund's total assets.

              o The  Fund  cannot  purchase  more  than  10% of the  voting  securities  of any  one  issuer.  This limitation  applies to 75% of the Fund's total assets.  The limit does not apply to  securities  issued by the U.S.
Government or any of its agencies or instrumentalities.

              o   The Fund  cannot  lend  money.  However  the Fund can  invest in all or a portion  of an issue of bonds,  debentures,  commercial  paper or other  similar  corporate  obligations.  The  Fund  may  also  engage  in repurchase agreements and may make loans of portfolio  securities,  subject to the restrictions stated under "Loans of Portfolio Securities."

              o   The Fund  cannot  concentrate  its  investments.  That means it cannot  invest 25% or more of its total assets in any  industry.  For the purposes of this  restriction  a foreign  government is considered to be an
"industry."  However,  there is no limitation on investments in U.S.  Government  securities.  Moreover,  if deemed appropriate  for seeking its  investment  objective,  the Fund may invest up to 25% of its total  assets in any one industry classification used by the Fund for investment purposes.

              o   The Fund cannot  invest in real  estate.  However,  the Fund can purchase  securities  of issuers that engage in real estate operations and securities that are secured by real estate or interests in real estate.

              o The Fund cannot  invest in companies  for the purpose of acquiring  control or  management of those companies.

              o   The Fund cannot underwrite  securities of other companies.  A permitted  exception is in the case it is deemed to be an underwriter  under the  Securities Act of 1933 when reselling any securities  held in its own portfolio.

              o   The Fund cannot  invest or hold  securities  of any issuer if officers and  directors of the Fund or its Manager or Sub-Advisor  individually  beneficially  own more than 1/2 of 1% of the securities of that issuer and together own more than 5% of the securities of that issuer.

              o   The Fund cannot invest in physical  commodities or physical  commodity  contracts.  However,  the
Fund may buy and sell hedging  instruments  to the extent  specified in its  Prospectus and Statement of Additional
Information  from time to time. The Fund can also buy and sell options,  futures,  securities or other  instruments backed  by  physical  commodities  or whose  investment  return  is linked  to  changes  in the  price of  physical commodities.

              o   The Fund  cannot  borrow  money in excess of one third of the value of the Fund's  total  assets.
The Fund can borrow only from banks and only as a temporary  measure for  extraordinary or emergency  purposes.  It will make no additional  investments  while borrowings  exceed 5% of its total assets.  The Fund can borrow only if it maintains a 300% ratio of assets to  borrowings at all times in the manner set forth in the  Investment  Company
Act of 1940.

              o   The Fund  cannot  pledge  its  assets or assign or  otherwise  encumber  its  assets in excess of one-third of its net assets.  It can do so only to secure  borrowings  made within the limitations set forth in the
Prospectus or this Statement of Additional Information.

              o   The Fund cannot  issue  senior  securities  (as defined in the  Investment  Company Act of 1940).
However,  the Fund can enter into  repurchase  agreements,  borrow money in accordance  with the  restrictions  set forth in the Prospectus or this Statement of Additional  Information and lend portfolio  securities,  even if those activities are deemed to involve the issuance of a senior security.

         |X|  Does the  Fund  Have  Any  Restrictions  That  Are Not  Fundamental?  The Fund has a number  of other investment  restrictions  that are not fundamental  policies,  which means that they can be changed by the Board of
Directors without shareholder approval.

              o   The Fund cannot invest in oil, gas or other mineral exploration or development programs.

              o   The Fund cannot  purchase  securities on margin (except for  short-term  loans that are necessary for the  clearance  of  purchases  of  portfolio  securities)  or make  short  sales.  Collateral  arrangements  in connection with transactions in futures and options are not deemed to be margin transactions.

              o   The Fund cannot invest in real estate limited partnership programs.

              o   The Fund cannot invest more than 5% of its assets in unseasoned issuers.

              o   The Fund  cannot  purchase  warrants  if more than 5% of its total  assets  would be  invested in warrants.

         Unless the Prospectus or this  Statement of Additional  Information  states that a percentage  restriction applies  on an ongoing  basis,  it applies  only at the time the Fund makes an  investment.  The Fund need not sell securities  to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to  concentrate  its  investments as described  above,  the Fund has adopted the industry  classifications set forth in Appendix B to this Statement of Additional Information.  That is not a fundamental policy.

How the Fund is Managed

Organization  and History.  The Fund is an  open-end,  diversified  management  investment  company  organized as a
Maryland corporation in April 1990.

         |X|  Classes of Shares.  The Board of Directors is authorized,  without  shareholder  approval,  to create new series and classes of shares.  The Directors may reclassify  unissued shares of the Fund into additional series or classes  of  shares.  The  Directors  also may divide or combine  the shares of a class into a greater or lesser number of shares without changing the  proportionate  beneficial  interest of a shareholder in the Fund.  Shares do not have  cumulative  voting  rights or  preemptive  or  subscription  rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund  currently  has four  classes  of  shares:  Class A,  Class B,  Class C and Class N. All  classes invest in the same  investment  portfolio.  Only  retirement  plans may  purchase  Class N  shares.  Each  class of shares:

         o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional shares voting  proportionally  on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X|  Meetings  of  Shareholders.  Although  the  Fund is not  required  by  Maryland  law to  hold  annual meetings,  it may hold shareholder  meetings from time to time on important matters.  The Fund's  shareholders have the right to call a meeting to remove a Director or to take certain other action  described in the Fund's  Articles of Incorporation and By-Laws.

                  The Fund will  hold  meetings  when  required  to do so by the  Investment  Company  Act or other applicable  law.  The Fund  will  hold a meeting  when the  Directors  call a meeting  or upon  proper  request  of shareholders.  If the Fund  receives a written  request of the  record  holders of at least 25% of the  outstanding shares  eligible  to be voted at a meeting to call a meeting  for a  specified  purpose  (which  might  include the removal of a Director),  the Fund will call a meeting of shareholders for that specified purpose.  Any Director may be removed  either with or without cause by resolution  duly adopted by the  affirmative  votes of the holders of a majority  of the shares of the Fund  present in person or by proxy at any meeting of Fund  shareholders  at which a quorum is present.

Directors and Officers of the Fund.  The Fund's  Directors and officers and their  positions held with the Fund and length of service in such  position(s)  and the principal  occupations  and business  affiliations  during the past five years are listed below.  Each of the Directors are  independent  directors,  because they have no  affiliation with the Manager as defined in the  Investment  Company Act. The  information  for the Directors  also includes the dollar  range of  shares  of the Fund as well as the  aggregate  dollar  range of  shares  of the  Board  III Funds beneficially  owned by the  Director.  All  information  is as of December 31, 2001.  All of the Directors are also trustees or directors of the following Oppenheimer funds (referred to as "Board III Funds"):

Oppenheimer  Quest For  Value  Funds,  a series  fund  Rochester Portfolio Series, a series fund having one series:
having the following series:                                 Limited-Term New York Municipal Fund

     Oppenheimer Small Cap Value Fund,                      Bond Fund Series, a series fund having one series:
     Oppenheimer Quest Balanced Value Fund                        Oppenheimer Convertible Securities Fund
     Oppenheimer Quest Opportunity Value Fund               Rochester Fund Municipals

Oppenheimer Quest Global Value Fund, Inc.                   Oppenheimer MidCap Fund
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.

          In  addition  to being a director  or trustee of the Board III  Funds,  Mr.  Galli is also a director  or trustee of 33 other portfolios in the Oppenheimer Funds complex.

         Messrs.  Murphy,  Bishop,  Farrar,  Molleur,  Wixted and Zack, and Mses. Feld and Ives who are officers of the Fund,  respectively  hold the same  offices of the other Board III Funds.  As of March 1, 2002,  the  Directors and  officers  of the Fund as a group owned of record or  beneficially  less than 1% of each class of shares of the
Fund.  The  foregoing  statement  does not  reflect  ownership  of shares of the Fund held of record by an employee benefit plan for employees of the Manager,  other than the shares  beneficially owned under the plan by officers of the Fund  listed  above.  In  addition,  each  Independent  Director,  and his or her  family  members,  do not own securities  of either  the  Manager or  Distributor  of the Board III Funds or any person  directly  or  indirectly controlling, controlled by or under common control with the Manager or Distributor.

Independent Directors

-------------------------- ------------------------------------------------------- ---------------- -------------------

                                                                                                     Aggregate Dollar
Name, Address,1 Age,                                                                Dollar Range     Range of Shares
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other        of Shares      Owned in any of
Fund and Length of Time    Directorships Held by Director / Number of Portfolios    Owned in the      the Board III
Served2                    in Fund Complex Overseen by Director                         Fund              Funds

-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------

Thomas W. Courtney,        Principal  of  Courtney   Associates,   Inc.  (venture        $0         $10,001 - $50,000
Chairman of the Board of   capital  firm);  former  General  Partner  of  Trivest
Directors, Director        Venture Fund (private  venture  capital fund);  former
since April, 1987          President   of   Investment    Counseling    Federated
Age: 68                    Investors,  Inc.;  Trustee  of Cash  Assets  Trust,  a
                           money  market  fund;  Director  of OCC Cash  Reserves,
                           Inc. and Trustee of OCC  Accumulation  Trust,  both of
                           which are open-end  investment  companies;  Trustee of
                           four funds for  Pacific  Capital and Tax Free Trust of
                           Arizona.  Director/trustee of 10 investment  companies
                           in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------

Paul Y. Clinton,           Principal of Clinton Management Associates, a                 $0           Over $100,000
Director since April,      financial and venture capital consulting firm;
1987                       Trustee of Capital Cash Management Trust, a
 Age: 70.                  money-market fund and Narragansett Tax-Free Fund, a
                           tax-exempt bond fund; Director of OCC Cash Reserves,
                           Inc. and Trustee of OCC Accumulation Trust, both of
                           which are open-end investment companies. Formerly:
                           Director, External Affairs, Kravco Corporation, a
                           national real estate owner and property management
                           corporation; President of Essex Management
                           Corporation, a management consulting company; a
                           general partner of Capital Growth Fund, a venture
                           capital partnership; a general partner of Essex
                           Limited Partnership, an investment partnership;
                           President of Geneve Corp., a venture capital fund;
                           Chairman of Woodland Capital Corp., a small business
                           investment company; and Vice President of W.R. Grace
                           & Co. Director/trustee of 10 investment companies in
                           the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------

Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.             $0         Over $100,0003
Director since June, 1998  Formerly Vice Chairman of the Manager (October 1995 -
Age: 68                    December 1997). Director/trustee of 41 investment
                           companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------

Lacy B. Herrmann,          Chairman and Chief Executive Officer of Aquila                $0         $10,001 - $50,000
Director since April,      Management Corporation, the sponsoring organization
1987                       and manager, administrator and/or sub-Adviser to the
Age: 72                    following open-end investment companies, and Chairman
                           of the Board of Trustees and President of each:
                           Churchill Cash Reserves Trust, Aquila - Cascadia
                           Equity Fund, Pacific Capital Cash Assets Trust,
                           Pacific Capital U.S. Treasuries Cash Assets Trust,
                           Pacific Capital Tax-Free Cash Assets Trust, Prime
                           Cash Fund, Narragansett Insured Tax-Free Income Fund,
                           Tax-Free Fund For Utah, Churchill Tax-Free Fund of
                           Kentucky, Tax-Free Fund of Colorado, Tax-Free Trust
                           of Oregon, Tax-Free Trust of Arizona, Hawaiian
                           Tax-Free Trust, and Aquila Rocky Mountain Equity
                           Fund; Vice President, Director, Secretary, and
                           formerly Treasurer of Aquila Distributors, Inc.,
                           distributor of the above funds; President and
                           Chairman of the Board of Trustees of Capital Cash
                           Management Trust ("CCMT"), and an Officer and
                           Trustee/Director of its predecessors; President and
                           Director of STCM Management Company, Inc., sponsor
                           and adviser to CCMT; Chairman, President and a
                           Director of InCap Management Corporation, formerly
                           sub-adviser and administrator of Prime Cash Fund and
                           Short Term Asset Reserves; Director of OCC Cash
                           Reserves, Inc., and Trustee of OCC Accumulation
                           Trust, both of which are open-end investment
                           companies; Trustee Emeritus of Brown University.
                           Director/trustee of 10 investment companies in the
                           OppenheimerFunds complex.

-------------------------- ------------------------------------------------------- ---------------- -------------------
-------------------------- ------------------------------------------------------- ---------------- -------------------

Brian Wruble, Trustee      Special Limited Partner (since January 1999) of           $1-$10,000     $50,001 - $100,000
since April, 2001          Odyssey Investment Partners, LLC (private equity
Age: 58                    investment); General Partner (since September 1996)
                           of Odyssey Partners, L.P. (hedge fund in distribution
                           since 1/1/97); Director (since May 2000) of Ray &
                           Berendtson, Inc. (executive search firm); Board of
                           Governing Trustees (since August 1990) of The Jackson
                           Laboratory (non-profit); Trustee (since May 1992) of
                           Institute for Advanced Study (educational institute);
                           Trustee (since May 2000) of Research Foundation of
                           AIMR (investment research, non-profit); formerly
                           Governor, Jerome Levy Economics Institute of Bard
                           College (economics research) (August 1990 - September
                           2001).  Director/trustee of 10 investment companies
                           in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------- ---------------- -------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------

Name, Address,4 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

John V. Murphy,                                 Chairman, Chief Executive Officer and director (since June 2001) and
President (since October 2001)                  President (since September 2000) of the Manager; President and a
Age: 52                                         trustee of other Oppenheimer funds; President and a director (since
                                                July 2001) of Oppenheimer Acquisition Corp., the Manager's parent holding company and of Oppenheimer Partnership Holdings, Inc., a holding company subsidiary of the Manager; Director (since November
                                                2001) of OppenheimerFunds Distributor, Inc., a subsidiary of the
                                                Manager; Chairman and a director (since July 2001) of Shareholder
                                                Services, Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Manager; President and a director (since
                                                July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director of the following investment advisory subsidiaries of the Manager: OAM Institutional,
                                                Inc. and Centennial Asset Management Corporation (since November
                                                2001), HarbourView Asset Management Corporation and OFI Private
                                                Investments, Inc. (since July 2002); President (since November 1,
                                                2001) and a director (since July 2001) of Oppenheimer Real Asset
                                                Management, Inc., an investment advisor subsidiary of the Manager; a director (since November 2001) of Trinity Investment Management
                                                Corp. and Tremont Advisers, Inc., investment advisory affiliates of the Manager; Executive Vice President (since February 1997) of
                                                Massachusetts Mutual Life Insurance Company, the Manager's parent company; a director (since June 1995) of DBL Acquisition
                                                Corporation; formerly Chief Operating Officer (from September 2000 to June 2001) of the Manager; President and trustee (from November
                                                1999 to November 2001) of MML Series Investment Fund and MassMutual
                                                Institutional Funds, open-end investment companies; a director (from
                                                September 1999 to August 2000) of C.M. Life Insurance Company;
                                                President, Chief Executive Officer and director (from September 1999 to August 2000) of MML Bay State Life Insurance Company; a director
                                                (from June 1989 to June 1998) of Emerald Isle Bancorp and Hibernia
                                                Savings Bank, wholly-owned subsidiary of Emerald Isle Bancorp;
                                                Executive Vice President Director and Chief Operating Officer (from
                                                June 1995 to January 1997) of David L. Babson & Co., Inc., an
                                                investment advisor; Chief Operating Officer (from March 1993 to
                                                December 1996) of Concert Capital Management, Inc., an investment advisor.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert G. Zack, Secretary (since October 2001)  Senior Vice President (since May 1985) and Acting General Counsel
Age: 53                                         (since November 2001) of the Manager; Assistant Secretary of
                                                Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).

----------------------------------------------- ----------------------------------------------------------------------

|X|      Remuneration  of  Directors.  The  officers  of the Fund are  affiliated  with the  Manager and receive no salary or fee from the Fund.  The  remaining  Directors of the Fund  received  the  compensation  shown below.  The compensation  from the Fund was paid during its fiscal year ended  November  30,  2001.  The table below also shows the total  compensation  from all of the Oppenheimer  funds listed above,  including the compensation from the Fund and from two other funds that are not Oppenheimer  funds but for which the Sub-Advisor acts as investment  advisor.
That amount represents  compensation received as a director,  trustee, or member of a committee of the Board during the calendar year 2001.

---------------------------- ---------------------------------------------------------------------------------------

                               Aggregate Compensation         Retirement Benefits           Total Compensation
Director's Name                    From the Fund 1          Accrued as Part of Fund      From all Board III Funds
                                                                   Expenses                    (10 Funds)2

---------------------------- ---------------------------------------------------------------------------------------
---------------------------- ---------------------------------------------------------------------------------------

Paul Y. Clinton4                       $4,107                        $455                       $ 157,326

---------------------------- ---------------------------------------------------------------------------------------
---------------------------- ---------------------------------------------------------------------------------------

Thomas W. Courtney4                    $4,098                        $446                       $ 157,326

---------------------------- ---------------------------------------------------------------------------------------
---------------------------- ---------------------------------------------------------------------------------------

Robert G. Galli3                       $3,831                        $179                       $ 202,886

---------------------------- ---------------------------------------------------------------------------------------
---------------------------- ---------------------------------------------------------------------------------------

Lacy B. Herrmann4                      $4,259                        $607                       $ 157,326

---------------------------- ---------------------------------------------------------------------------------------
---------------------------- ------------------------- ----------------------------- -------------------------------

Brian Wruble5                         $2,150                       $ 34                         $ 59,250

---------------------------- ------------------------- ----------------------------- -------------------------------

1.       Aggregate compensation includes fees and any retirement plan benefits accrued for a Director.
2.       For the 2001 calendar year. For the fiscal year ended 11/30/01.
3.   Total  compensation  for the 2001  calendar  year  includes  $105,760  compensation  received for serving as a
     Trustee or Director of 33 other Oppenheimer funds.
4.       Total  compensation  for the 2001 calendar year includes $60,200  compensation  received paid by two funds
     (OCC Cash  Reserves,  Inc.  and OCC  Accumulation  Trust)  for which the  Sub-Advisor  acts as the  investment advisor.
5.       Elected to the board on 4/01/01

         |X| Retirement  Plan for Directors.  The Fund has adopted a retirement  plan that provides for payments to retired  Directors.  Payments  are up to 80% of the average  compensation  paid during a  Director's  five years of service in which the highest  compensation  was  received.  A Director  must serve as Director for any of the Board
III Funds listed above for at least 15 years to be eligible for the maximum  payment.  Each  Director's  retirement benefits  will depend on the amount of the  Director's  future  compensation  and length of service.  Therefore the amount of those  benefits  cannot be determined  at this time,  nor can we estimate the number of years of credited service that will be used to determine those benefits.

         |X| Major  Shareholders.  As of March 1, 2002 the only  persons  who owned of record or were  known by the
Fund to own beneficially 5% or more of any class of the Fund's outstanding shares was:

         Unified Fund Services,  Inc., 431 North  Pennsylvania  Street,  Indianapolis,  Indiana  46204-1806,  which owned 3,670,595.236 Class A shares (representing 22.97% of the Class A shares then outstanding);
         Reliastar Life Insurance  Co., P.O. Box 59191,  Minneapolis,  MN 55459,  which owned  954,752.409  Class A shares (representing 5.97% of the Class A shares then outstanding); and

         Merrill Lynch Pierce  Fenner & Smith,  Inc.,  4800 Deer Lake Drive East,  Floor 3,  Jacksonville,  Florida
32246-6484, which owned 238,639.313 Class C shares (representing 8.70% of the Class C shares then outstanding);

         Sterling  Trust  Company  Copper & Brass  International  401-K Plan,  1380  Lawrence  Street,  Suite 1400,
Denver,  Colorado 80204-2060,  which owned 9,286.727 Class N shares (representing 15.70% of the Class N shares then outstanding);

         Compass Medical P.C. 401-K Plan, 500 Belmont Street, Suite 150, Brockton, Massachusetts 02301-4953,
which owned 8,516.743 Class N shares (representing 14.40% of the Class N shares then outstanding);

         Daniel Thies & Steven Knierim & Bradd Brown Trustees OPN Architects Inc. 401-K Plan, 625 1st Street,
Suite 460, Cedar Rapids, Iowa 52401-2032, which owned 8,460.628 Class N shares (representing 14.30% of the Class
N shares then outstanding);

         Symcom Inc. 401-K Plan, 2880 N. Plaza Drive, Rapid City, South Dakota 57702-9304, which owned 5,543.199
Class N shares (representing 9.37% of the Class N shares then outstanding);

         RJ Fletcher & Pearson Spaght Trustees FBO Pearson Spaght, 222 Berkeley Street, Boston, Massachusetts
02116-3748, which owned 4,722.604 Class N shares (representing 7.98% of the Class N shares then outstanding);

         Donald Torborg IRA, 11154 W. Pacific Street, Lakewood, Colorado 80227-1912, which owned 4,473.399 Class
N shares (representing 7.56% of the Class N shares then outstanding); and

         Reliance Trust Company Trustee Mesa Industries, Inc., 3300 Northeast Expressway, Suite 200, Atlanta,
Georgia 30341-3941, which owned 4,433.311 Class N shares (representing 7.49% of the Class N shares then outstanding).

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

|X|      Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is  designed to detect and prevent  improper  personal  trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington,  D.C. You can
obtain   information  about  the  hours  of  operation  of  the  Public  Reference  Room  by  calling  the  SEC  at
1-202-942-8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's
EDGAR  database at the SEC's  Internet  web site at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a
                                                     ------------------
duplicating fee, by electronic request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the
                                                                         -------------------
SEC's Public Reference Section, Washington, D.C. 20549-0102.

         |X|  The  Investment  Advisory  Agreement.   The  Manager  provides  investment  advisory  and  management services to the Fund under an investment  advisory  agreement between the Manager and the Fund. The Manager handles the Fund's day-to-day  business and the agreement  permits the Manager to enter into  sub-advisory  agreements with other  registered  investment  advisors to obtain  specialized  services  for the Fund,  as long as the Fund is not obligated to pay any additional  fees for those services.  The Manager has retained the  Sub-Advisor  pursuant to a separate Sub-Advisory  Agreement,  described below, under which the Sub-Advisor buys and sells portfolio securities for the Fund.  The  portfolio  managers  of the Fund are  employed by the  Sub-Advisor  and are the persons who are principally responsible for the day-to-day management of the Fund's portfolio, as described below.

         The investment  advisory agreement between the Fund and the Manager requires the Manager,  at its expense, to provide the Fund with adequate office space,  facilities and equipment.  It also requires the Manager to provide and  supervise  the  activities  of all  administrative  and  clerical  personnel  required  to  provide  effective administration for the Fund to the extent that those services are not provided under the  Administration  Agreement described below.

         The Fund pays expenses not expressly assumed by the Manager under the advisory  agreement.  The investment advisory  agreement lists examples of expenses paid by the Fund. The major categories  relate to calculation of the
Fund's net asset values per share, interest,  taxes, brokerage  commissions,  fees to certain Directors,  legal and audit expenses,  custodian and transfer agent expenses,  share issuance costs,  certain  printing and  registration costs and non-recurring  expenses,  including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates  described in the  Prospectus,  which are applied to the assets of the Fund as a whole.
The fees are  allocated  to each  class of shares  based  upon the  relative  proportion  of the  Fund's net assets represented by that class.

         The investment  advisory  agreement states that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties or  reckless  disregard  of its  obligations  and  duties  under the investment  advisory  agreement,  the  Manager  is not  liable for any loss  resulting  from a good faith  error or omission on its part with respect to any of its duties under the agreement.

         The agreement permits the Manager to act as investment  advisor for any other person,  firm or corporation and to use the names  "Oppenheimer"  and "Quest for Value" in connection with other investment  companies for which it may act as investment advisor or general  distributor.  If the Manager shall no longer act as investment advisor to the Fund,  the Manager may  withdraw the right of the Fund to use the names  "Oppenheimer"  or "Quest for Value"
as part of its name.

|X|  Annual  Approval  of  Investment  Advisory  Agreement  and  Subadvisory  Agreement.  Each  year,  the Board of
Directors,  including  a  majority  of the  Independent  Directors,  is  required  to  approve  the  renewal of the
Investment  Advisory  Agreement and the Subadvisory  Agreement.  The Investment Company Act requires that the Board request and  evaluate and the Manager  provide  such  information  as may be  reasonably  necessary to evaluate the terms of the  investment  advisory  agreements.  The board  employs an  independent  consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreements.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager and the Sub-Advisor;
o        The investment performance of the Fund in comparison to regular market indices;
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the Manager; and
o        The direct and indirect benefits the Manager received from its relationship with the Fund.  These included services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager and the Sub-Advisor must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager and the Sub-Advisor is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Directors meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

         In arriving  at a decision,  the Board did not single out any one factor or group of factors as being more important than other factors,  but  considered all factors  together.  The Board judged the terms and conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

         |X| The  Administration  Agreement.  Under an  Administration  Agreement between the Fund and the Manager, the  Manager  performs  certain  administrative  services  to the  Fund  not  covered  by the  investment  advisory agreement.  Those  services  include  the  determination  of the Fund's  net assets  values,  the  compilation  and maintenance  of books and  records,  preparation  of proxy  materials,  annual  and  semi-annual  reports,  and the preparation  of  financial  information  and other data  required  for the Fund's  reports  to the  Securities  and
Exchange  Commission.  Additionally,  the Manager must  respond to  shareholder  inquiries  relating to the Fund or refer them to the Fund's  officers or transfer  agents.  Under the Agreement,  the Manager  furnishes the Fund with office space, facilities and equipment, and arranges for its employees to serve as officers of the Fund.

         The  Administration  Agreement  has  been  approved  by the  Fund's  Board  of  Directors  and a  vote  of shareholders of the Fund and remains in effect after its initial  two-year term as long as it is annually  approved by the  disinterested  Directors of the Fund.  Prior to November 22, 1995, the Sub-Advisor  served as administrator to the Fund.

------------------------------------ ------------------------------------------ -------------------------------------

                                              Management Fees Paid to             Administrative Fees Paid to the
     Fiscal Year ended 11/30:         OppenheimerFunds, Inc. under Investment     Manager Under the Administrative
                                                Advisory Agreement                           Agreement

------------------------------------ ------------------------------------------ -------------------------------------
------------------------------------ ------------------------------------------ -------------------------------------
               1999                                       $3,738,803                            $ 1,263,857
------------------------------------ ------------------------------------------ -------------------------------------
------------------------------------ ------------------------------------------ -------------------------------------
               2000                                 $3,743,218                               $1,265,418
------------------------------------ ------------------------------------------ -------------------------------------
------------------------------------ ------------------------------------------ -------------------------------------

               2001                                 $3,120,282                               $1,044,145

------------------------------------ ------------------------------------------ -------------------------------------

The  Sub-Advisor.  The Sub-Advisor is a wholly-owned  subsidiary of Oppenheimer  Capital,  a registered  investment advisor.  From the Fund's  inception on April 30, 1980,  until November 22, 1995, the  Sub-Advisor  (which was then named  Quest  for Value  Advisors)  or the  Sub-Advisor's  parent  served as the  Fund's  investment  advisor.  The
Sub-Advisor acts as investment advisor to other investment companies and to individual investors.

         The Sub-Advisor is a Delaware  limited  liability  company which is  wholly-owned  by Oppenheimer  Capital
LLC a wholly-owned  subsidiary of Allianz  Dresdner Asset  Management  U.S.  Equities LLC, which is wholly-owned by
Allianz  Dresdner  Asset  Management  of America L.P.  (formerly  PIMCO  Advisors  L.P.).  Allianz  Dresdner  Asset
Management  of  America  L.P.   ("ADAM")  is  a  Delware  limited   partnership   whose  sole  general  partner  is
Allianz-PacLife  Partners  LLC.  Allianz-PacLife  Parnters  LLC is a Delaware  limited  liability  company with two members,  Allianz  Dresdner Asset  Management of America LLC, a Delaware  limited  liability  company,  and Pacific
Asset Management LLC, a Delaware limited liability  company.  Allianz Dresdner Asset Management of America LLC is a
wholly-owned subsidiary of Allianz of America, Inc., which is wholly owned by Allianz  Aktiengesellshcaft  (Allianz
AG).  Pacific  Asset  Management  LLC is a  wholly-owned  subsidiary  of Pacific Lie  Insurance  Company which is a wholly-owned  subsidiary of Pacific Mutual Holding Company.  Allianz A.G.  indirectly holds a controlling  interest in ADAM. Allianz AG is a European-based,  multinational  insurance and financial services holding company.  Pacific
Life  Insurance  Company owns an indirect  minority  equity  interest in ADAM and is a  California-based  insurance company.

         ADAM is a direct or indirect parent company of the following  SEC-registered  investment advisors,  all of which are affiliated:  Candence Capital  Management;  NFJ Investment Group;  Pacific Investment  Management Company
LLC; the Sub-Advisor, Oppenheimer Capital LLC, PIMCO Allianz Advisor LLC and PIMCO Funds Advisors LLC.

         |X|  The  Sub-Advisory   Agreement.   Under  the  Sub-Advisory  Agreement  between  the  Manager  and  the
Sub-Advisor,  the Sub-Advisor  shall regularly  provide  investment  advice with respect to the Fund and invest and reinvest cash,  securities and the property  comprising the assets of the Fund. Under the  Sub-Advisory  Agreement, the  Sub-Advisor  agrees not to change the  portfolio  manager of the Fund  without  the  written  approval  of the
Manager. The Sub-Advisor also agrees to provide assistance in the distribution and marketing of the Fund.

         Under  the  Sub-Advisory   Agreement,   the  Manager  pays  the  Sub-Advisor  an  annual  fee  in  monthly installments,  based on the  average  daily  net  assets  of the Fund.  The fee paid to the  Sub-Advisor  under the
Sub-Advisory  agreement is paid by the Manager,  not by the Fund.  The fee is equal to 40% of the  aggregate of the investment  advisory and  administrative  fees collected by the Manager from the Fund based on the total net assets of the Fund as of November 22, 1995 (the "Base  Amount") plus 30% of the aggregate of the  investment  advisory and administrative  fees  collected  by the  Manager  based on the total net  assets of the Fund that  exceed  the Base
Amount.

         The Sub-Advisory Agreement provides that in the absence of willful misfeasance,  bad faith,  negligence or reckless  disregard of its duties or obligations,  the  Sub-Advisor  shall not be liable to the Manager for any act or omission in the course of or connected  with  rendering  services  under the  Sub-Advisory  Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory  Agreement and the Sub-Advisory  Agreement.  One of the duties of the  Sub-Advisor  under the  Sub-Advisory  Agreement is to arrange the  portfolio  transactions  for the Fund.  The
Fund's investment  advisory agreement with the Manager and the Sub-Advisory  Agreement contain provisions  relating to the employment of  broker-dealers to effect the Fund's portfolio  transactions.  The Manager and the Sub-Advisor are  authorized  to  employ  broker-dealers,  including  "affiliated"  brokers,  as  that  term is  defined  in the
Investment  Company  Act.  They may employ  broker-dealers  that they think,  in their best  judgment  based on all relevant factors,  will implement the policy of the Fund to obtain, at reasonable expense,  the "best execution" of the Fund's  portfolio  transactions.  "Best  execution"  means prompt and reliable  execution at the most favorable price obtainable.

         The Manager and the Sub-Advisor need not seek competitive  commission bidding.  However, they are expected to be  aware of the  current  rates  of  eligible  brokers  and to  minimize  the  commissions  paid to the  extent consistent with the interests and policies of the Fund as established by its Board of Directors.

         The Manager and the Sub-Advisor may select brokers (other than affiliates)  that provide  brokerage and/or research  services  for the Fund  and/or  the other  accounts  over which the  Manager,  the  Sub-Advisor  or their respective  affiliates  have  investment  discretion.  The  commissions  paid to such  brokers  may be higher  than another  qualified  broker  would  charge,  if the  Manager  or  Sub-Advisor,  as  applicable,  makes a good  faith determination  that the  commission is fair and reasonable in relation to the services  provided.  Subject to those considerations,  as a factor in  selecting  brokers  for the Fund's  portfolio  transactions,  the  Manager and the
Sub-Advisor may also consider sales of shares of the Fund and other  investment  companies for which the Manager or an affiliate serves as investment advisor.

         The Sub-Advisory  Agreement permits the Sub-Advisor to enter into "soft-dollar"  arrangements  through the agency of third parties to obtain  services for the Fund.  Pursuant to these  arrangements,  the  Sub-Advisor  will undertake to place brokerage  business with  broker-dealers  who pay third parties that provide services.  Any such
"soft-dollar"  arrangements will be made in accordance with policies adopted by the Board of the Fund in compliance with applicable law.

Brokerage  Practices.  Brokerage for the Fund is allocated  subject to the  provisions of the  investment  advisory
agreement  and  the  sub-advisory  agreement  and  the  procedures  and  rules  described  above.  Generally,   the
Sub-Advisor's  portfolio traders allocate brokerage based upon  recommendations  from the Fund's portfolio manager.
In certain  instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the
Sub-Advisor's executive officers supervise the allocation of brokerage.

         Transactions  in  securities  other than those for which an exchange is the primary  market are  generally done with  principals or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S.
markets.  Brokerage  commissions  are  paid  primarily  for  transactions  in  listed  securities  or  for  certain fixed-income  agency  transactions in the secondary  market.  Otherwise  brokerage  commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.

         The  Sub-Advisor  serves  as  investment  manager  to a number  of  clients,  including  other  investment companies,  and may in the future act as  investment  manager or  advisor  to  others.  It is the  practice  of the
Sub-Advisor to allocate purchase or sale  transactions  among the Fund and other clients whose assets it manages in a manner it deems  equitable.  In making  those  allocations,  the  Sub-Advisor  considers  several  main  factors, including the respective investment  objectives,  the relative size of portfolio holdings of the same or comparable securities,  the  availability of cash for investment,  the size of investment  commitments  generally held and the opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

         When orders to purchase or sell the same  security on  identical  terms are placed by more than one of the funds and/or other advisory  accounts managed by the Sub-Advisor or its affiliates,  the transactions are generally executed as received,  although a fund or advisory  account that does not direct trades to a specific broker (these are called "free  trades")  usually  will have its order  executed  first.  Orders  placed by accounts  that direct trades to a specific  broker will generally be executed  after the free trades.  All orders placed on behalf of the
Fund are  considered  free  trades.  However,  having an order  placed  first in the  market  does not  necessarily guarantee  the most  favorable  price.  Purchases  are  combined  where  possible  for the  purpose of  negotiating brokerage  commissions.  In some cases that practice might have a detrimental  effect on the price or volume of the security in a particular transaction for the Fund.

         Most purchases of debt  obligations are principal  transactions  at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Sub-Advisor  determines  that a better  price or  execution  can be obtained by using the services of a broker.  Purchases  of portfolio  securities  from  underwriters  include a commission  or  concession  paid by the issuer to the  underwriter.  Purchases  from dealers  include a spread  between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory  agreement and the Sub-Advisory  agreement permit the Manager and the Sub-Advisor to allocate  brokerage for research  services.  The research services provided by a particular broker may be useful only to one or more of the  advisory  accounts of the  Sub-Advisor  and its  affiliates.  The  investment  research received  for the  commissions  of  those  other  accounts  may be  useful  both to the Fund and one or more of the
Sub-Advisor's  other  accounts.  Investment  research  may be supplied to the  Sub-Advisor  by a third party at the instance of a broker through which trades are placed.

         Investment  research services include  information and analysis on particular  companies and industries as well  as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio  evaluations, information  systems,  computer hardware and similar products and services.  If a research service also assists the
Sub-Advisor in a non-research  capacity (such as  bookkeeping  or other  administrative  functions),  then only the percentage or component that provides assistance to the Sub-Advisor in the investment  decision-making  process may be paid in commission dollars.

         The research  services  provided by brokers broadens the scope and supplements the research  activities of the  Sub-Advisor.  That  research  provides  additional  views and  comparisons  for  consideration,  and helps the
Sub-Advisor  to obtain  market  information  for the  valuation  of  securities  that are either held in the Fund's portfolio or are being  considered  for  purchase.  The  Sub-Advisor  provides  information  to the Manager and the
Board  about  the  commissions  paid  to  brokers  furnishing  such  services,   together  with  the  Sub-Advisor's
representation  that the  amount  of such  commissions  was  reasonably  related  to the value or  benefit  of such services.

------------------------------------------------------- -------------------------------------------------------------

                  Fiscal Year Ended:                           Total Brokerage Concessions Paid by the Fund1

------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------

------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------

                       11/30/99                                                  $ 296,065

------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------

                       11/30/00                                                  $1,844,499

------------------------------------------------------- -------------------------------------------------------------
------------------------------------------------------- -------------------------------------------------------------

                       11/30/01                                                 $1,043,5962

------------------------------------------------------- -------------------------------------------------------------

1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.       In the fiscal year ended 11/30/01,  the amount of transactions  directed to brokers for research  services was $64,655,303 and the amount of the concessions paid to broker-dealers for those services was $91,945.

Distribution and Service Plans

The  Distributor.  Under its General  Distributor's  Agreement  with the Fund, the  Distributor  acts as the Fund's principal  underwriter  in the  continuous  public  offering  of  shares  of the  Fund's  classes  of  shares.  The
Distributor bears the expenses normally  attributable to sales,  including advertising and the cost of printing and mailing  prospectuses,  other than those  furnished to existing  shareholders.  The Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

         The sales  charges  and  concessions  paid to, or  retained  by, the  Distributor  from the sale of shares

--------------- ------------------- ------------------- -------------------- ------------------- -------------------

                    Aggregate       Class AyFront-Endd  the  contingent  deferred  sales  charges  retained  by the
Distributor      Front-End Sales      Sales Charges
on         the   Charges on Class      Retained by
redemption  of       A Shares          Distributor
shares     for
the       most
recent  fiscal
year       are
shown  in  the
tables below.

 Fiscal Year
 Ended 11/30:

--------------- ------------------- ------------------- -------------------- ------------------- -------------------
--------------- ------------------- -------------------

     1999            $460,274            $107,903

--------------- ------------------- -------------------
--------------- ------------------- -------------------

     2000            $395,496            $ 70,569

--------------- ------------------- -------------------
--------------- ------------------- -------------------

     2001            $371,011            $72,390

--------------- ------------------- -------------------

--------------- ----------------------------------------------------------------------------------------------------

 Fiscal Year    Concessions Class     Concessions on      Concessions on       Concessions on
 Ended 11/30:   A Shares Advanced     Class B Shares      Class C Shares       Class N Shares
                 by Distributor1       Advanced by          Advanced by         Advanced by
                                       Distributor1        Distributor1         Distributor1

--------------- ----------------------------------------------------------------------------------------------------
--------------- ---------------------- ----------------------- ----------------------- -----------------------

     1999             $135,081              $   542,206               $ 99,471                  N/A

--------------- ---------------------- ----------------------- ----------------------- -----------------------
--------------- ----------------------------------------------------------------------------------------------------

     2000            $226,882            $361,176            $ 71,158               N/A

--------------- ----------------------------------------------------------------------------------------------------
--------------- ---------------------- ----------------------- ----------------------- -----------------------

     2001             $169,419                $441,959                $78,360                  $5,135

--------------- ---------------------- ----------------------- ----------------------- -----------------------

1.       The  Distributor  advances  concession  payments to dealers  for  certain  sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

----------------- --------------------------------------------------------------------------------------------------

                   Class A Contingent Deferred      Class B Contingent Deferred      Class C Contingent Deferred                              Class N Contingent Deferred Sales Charges Retained by Distributor
  Fiscal Year       Sales Charges Retained by        Sales Charges Retained by        Sales Charges Retained by
  Ended 11/30              Distributor                      Distributor                      Distributor

----------------- --------------------------------------------------------------------------------------------------
----------------- ----------------------- ----------------------- ------------------------ -----------------------

      2001               $13,218                 $186,527                 $7,162                     $5

----------------- ----------------------- ----------------------- ------------------------ -----------------------

Distribution  and  Service  Plans.  The Fund has  adopted a Service  Plan for Class A shares and  Distribution  and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the  Investment  Company Act. Under those plans the Fund  compensates  the  Distributor  for all or a portion of its costs  incurred in  connection  with the distribution and/or servicing of the shares of the particular class.

         Under the plans,  the Manager and the  Distributor  may make  payments  to  affiliates  and, in their sole discretion,  from time to time,  may use  their  own  resources  to make  payments  to  brokers,  dealers  or other financial  institutions for distribution and administrative  services they perform,  at no cost to the Fund to make those  payments.  The Manager may use its profits from the advisory  fee it receives  from the Fund.  In their sole discretion,  the  Distributor  and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's  Board of  Directors  and its  Independent  Directors  specifically  vote  annually  to  approve  its continuance.  Approval  must be by a vote  cast in  person  at a  meeting  called  for the  purpose  of  voting  on continuing  the plan. A plan may be terminated at any time by the vote of a majority of the  Independent  Directors or by the vote of the  holders of a  "majority"  (as  defined in the  Investment  Company  Act) of the  outstanding shares of that class.

         The Board of Directors and the  Independent  Directors must approve all material  amendments to a plan. An amendment to  materially  increase the amount of payments to be made under a plan must be approved by  shareholders of the class  affected by the  amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed material  amendment to the Class A plan that would  materially  increase  payments  under the plan.  That  approval must be by a "majority" (as defined in the Investment  Company Act) of the shares of each Class,  voting separately by class.

         While the plans are in effect,  the Treasurer of the Fund shall provide  separate  written  reports on the plans to the Board of  Directors  at least  quarterly  for its review.  The reports  shall detail the amount of all payments  made under a plan,  and the purpose for which the payments  were made.  Those  reports are subject to the review and approval of the Independent Directors.

         Each plan states that while it is in effect,  the selection and nomination of those  Directors of the Fund who are not  "interested  persons" of the Fund is committed to the discretion of the  Independent  Directors.  This does not prevent the  involvement of others in the selection and  nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Directors.

         Under  the plan for a  class,  no  payment  will be made to any  recipient  in any  quarter  in which  the aggregate  net asset  value of all Fund  shares of that class held by the  recipient  for itself and its  customers does not  exceed a minimum  amount,  if any,  that may be set from time to time by a  majority  of the  Independent
Directors.  The Board of Directors has set no minimum amount of assets to qualify for payments under the plans.

         |X| Service  Plans.  Under the service  plans,  the  Distributor  currently uses the fees it receives from the Fund to pay  brokers,  dealers and other  financial  institutions  (they are referred to as  "recipients")  for personal  services  and  account  maintenance  services  they  provide  for their  customers  who hold  shares of a particular Class, A, B, C or N. The services include,  among others,  answering  customer inquiries about the Fund, assisting in establishing and maintaining  accounts in the Fund,  making the Fund's  investment plans available and providing other services at the request of the Fund or the Distributor.

         The service plans permit  compensation  to the  Distributor at a rate of up to 0.25% of average annual net assets of the  applicable  class.  The Board has set the rate at that  level.  While the plans  permit the Board to authorize  payments to the Distributor to reimburse  itself for services under the plan, the Board has not yet done
so. The Distributor  makes service fee payments to plan recipients  quarterly at an annual rate not to exceed 0.25%
of the  average  annual  net assets  consisting  of shares of the  applicable  class  held in the  accounts  of the recipients or their customers.

         |X|  Service  and  Distribution  Plan Fees.  Under  each  plan,  service  fees and  distribution  fees are computed on the average of the net asset value of shares in the  respective  class,  determined  as of the close of each regular  business day during the period.  The plans compensate the Distributor at a flat rate for its services and costs in distributing shares and servicing accounts,  whether the Distributor's  expenses are more or less than the  amounts  paid by the Fund under the plans  during the period for which the fee is paid.  The types of services that recipients provide are similar to the services provided under the service plans described above.

         The plans permit the Distributor to retain both the  asset-based  sales charges and the service fees or to pay  recipients  the  service fee on a quarterly  basis,  without  payment in  advance.  However,  the  Distributor currently  intends  to pay the  service  fee to  recipients  in  advance  for the first  year  after the shares are purchased.  After the first year shares are outstanding,  the Distributor  makes service fee payments  quarterly on those shares.  The advance payment is based on the net asset value of shares sold.  Shares purchased by exchange do not  qualify  for the  advance  service  fee  payment.  If shares are  redeemed  during the first year after  their purchase,  the recipient of the service fees on those shares will be obligated to repay the  Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The  asset-based  sales  charge and service  fees  increase  Class B and Class C expenses by 1.00% and the asset-based  sales  charge and service  fees  increase  Class N expenses by 0.50% of the net assets per year of the respective class.

         Under the Class A plan,  the  Distributor  pays the  asset-based  sales  charge to  brokers,  dealers  and financial  institutions.  The Distributor  retains the asset-based sales charge on Class B and Class N shares.  The
Distributor  retains  the  asset-based  sales  charge  on Class C shares  during  the  first  year the  shares  are outstanding.  It pays the  asset-based  sales charge it receives on Class C shares as an ongoing  commission to the recipient  on  Class C  shares  outstanding  for a year or  more.  If a dealer  has a  special  agreement  with the
Distributor,  the Distributor  will pay the Class B and/or Class C service fee and the asset-based  sales charge to the dealer quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The  asset-based  sales  charges  on Class B,  Class C and Class N shares  allow  investors  to buy shares without a front-end sales charge while allowing the Distributor to compensate  dealers that sell those shares.  The
Fund pays the  asset-based  sales charges to the Distributor  for its services  rendered in  distributing  Class A,
Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:

o        pays sales  commissions  to  authorized  brokers and dealers at the time of sale and pays  service fees as described above,
o        may finance  payment of sales  commissions  and/or the  advance of the  service fee payment to  recipients under the plans,  or may provide  such  financing  from its own  resources  or from the  resources of an affiliate,
o        employs personnel to support distribution of shares, and
o        bears the costs of sales literature,  advertising and prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.

 o     may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o          may experience increased difficulty selling the Fund's shares if payments under the plan    are
          discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o          may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

         When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the
Distributor is automatically designated as the broker-dealer of record. In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

----------------------------------------------------------------------------------------------------------------------

                     Distribution Fees Paid to the Distributor in the Fiscal Year Ended 11/30/01

----------------------------------------------------------------------------------------------------------------------
------------------- -------------------- ---------------------- ------------------------------------------------------

                                                                  Distributor's Aggregate         Distributor's
                                                                   Unreimbursed Expenses      Unreimbursed Expenses
                      Total Payments      Amount Retained by            Under Plan                   as % of
Class:                  Under Plan1           Distributor                                      Net Assets of Class

------------------- -------------------- ---------------------- ------------------------------------------------------
------------------- -------------------- ---------------------- ------------------------------------------------------

Class A Plan            $1,090,336             $147,879                     N/A                        N/A

------------------- -------------------- ---------------------- ------------------------------------------------------
------------------- -------------------- ---------------------- ------------------------------------------------------

Class B Plan            $1,054,954             $812,789                 $1,116,417                    1.19%

------------------- -------------------- ---------------------- ------------------------------------------------------
------------------- -------------------- ---------------------- ------------------------------------------------------

Class C Plan             $ 425,571             $ 46,709                  $ 630,559                    1.60%

------------------- -------------------- ---------------------- ------------------------------------------------------
------------------- -------------------- ---------------------- ----------------------------- ------------------------

Class N Plan              $ 1,030                $ 978                    $ 11,787                     2.26%

------------------- -------------------- ---------------------- ----------------------------- ------------------------

1.       Includes amounts paid to an affiliate of the Distributor's  parent company: $35,627 (Class A), $14,848
     (Class B), $4,958 (Class C) and $0 (Class N).

         All payments under the plans are subject to the  limitations  imposed by the Conduct Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation  of  Performance  Terminology.  The  Fund  uses  a  variety  of  terms  to  illustrate  its  investment performance.  Those terms include  "cumulative  total return," "average annual total return," "average annual total return at net asset  value"  and  "total  return at net asset  value."  An  explanation  of how total  returns  are calculated  is set forth below.  The charts below show the Fund's  performance  as of the Fund's most recent fiscal year end. You can obtain current  performance  information by calling the Fund's  Transfer Agent at  1-800-525-7048 or by visiting the OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The  Fund's  illustrations  of its  performance  data in  advertisements  must  comply  with  rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  In  general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the advertised  class of shares of the Fund.  Those returns must be shown for the
1-, 5-, and 10-year  periods (or the life of the class,  if less)  ending as of the most  recently  ended  calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:

         o Total returns  measure the  performance of a hypothetical  account in the Fund over various  periods and do not show the  performance of each  shareholder's  account.  Your account's  performance  will vary from the model  performance  data if your  dividends  are received in cash, or you buy or sell shares during the period,  or you bought  your shares at a different  time and price than the shares used in the model.
         o The Fund's  performance  returns do not  reflect  the effect of taxes on  dividends  and  capital  gains distributions.
         o    An investment in the Fund is not insured by the FDIC or any other government agency.
         o The  principal  value of the Fund's  shares and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
         o  When an investor's shares are redeemed, they may be worth more or less than their original cost.
         o Total returns for any given past period represent  historical  performance  information and are not, and should not be considered, a prediction of future returns.

         The  performance  of each class of shares is shown  separately,  because the  performance of each class of shares will usually be different.  That is because of the different  kinds of expenses each class bears.  The total returns  of each  class of  shares of the Fund are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the  maturity  of debt  investments,  the types of  investments  the Fund  holds,  and its  operating expenses that are allocated to the particular class.

         |X| Total  Return  Information.  There are  different  types of "total  returns"  to  measure  the  Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares,  the total returns for each class are  separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However,  average annual total returns do not show actual year-by-year  performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In  calculating  total  returns  for Class A  shares,  the  current  maximum  sales  charge of 5.75% (as a percentage  of the  offering  price) is deducted  from the  initial  investment  ("P")  (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the  second  year,  3.0% in the third and fourth  years,  2.0% in the fifth  year,  1.0% in the sixth year and none thereafter.  For Class C shares,  the 1%  contingent  deferred  sales charge is deducted for returns for the 1-year period.  For Class N shares,  the 1% contingent  deferred sales charge is deducted for returns for the one-year and life-of-class periods as applicable.

              |_| Average  Annual  Total  Return.  The "average  annual  total  return" of each class is an average annual  compounded  rate of return for each year in a specified  number of years. It is the rate of return based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years ("n" in the formula) to achieve an Ending  Redeemable  Value  ("ERV" in the  formula) of that  investment, according to the following formula:

                                                 ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                               ----------
                                                  P

              |_|  Cumulative  Total  Return.  The  "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment of $1,000 over an entire  period of years.  Its  calculation  uses some of the same  factors as average  annual  total  return,  but it does not  average  the rate of return on an annual  basis.
Cumulative total return is determined as follows:

                                                 ERV - P = TOTAL RETURN
                                                ---------
                                                    P

|_|      Total  Returns at Net Asset Value.  From time to time the Fund may also quote a  cumulative  or an average annual total return "at net asset value"  (without  deducting sales charges) for Class A, Class B, Class C or Class
N shares.  Each is based on the  difference in net asset value per share at the beginning and the end of the period for a hypothetical  investment in that class of shares (without considering  front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Total Returns for the Periods Ended 11/30/01

----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
                   Cumulative Total                              Average Annual Total Returns
                 Returns (10 years or
                    Life of Class)

Class      of
Shares
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                                            5-Year                   10-Year
                                                  1-Year              (or life-of-class)        (or life-of-class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
                  After       Without       After       Without       After       Without       After       Without
                  Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
                 Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class A         163.54%(1)   179.62%(1)    -15.21%      -10.04%       5.88%        7.14%       10.18%(1)    10.83%(1)

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class B         104.11%(2)   104.11%(2)    -14.65%      -10.57%       6.31%        6.58%       9.04%(2)     9.04%(2)

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class C         101.13%(3)   101.13%(3)    -11.36%      -10.54%       6.59%        6.59%       8.84%(3)     8.84%(3)

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class N         -11.87%4      -10.98%        N/A          N/A          N/A          N/A          N/A          N/A

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

1. Inception of Class A:   7/2/90
2. Inception of Class B:   9/1/93
3. Inception of Class C:   9/1/93
4. Inception of Class N:   3/1/01

Other  Performance   Comparisons.   The  Fund  compares  its  performance   annually  to  that  of  an  appropriate
broadly-based  market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting the Transfer  Agent at the  addresses  or  telephone  numbers  shown on the cover of this  Statement of  Additional
Information.  The Fund may also  compare its  performance  to that of other  investments,  including  other  mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

         |X|  Lipper  Rankings.  From time to time the Fund may  publish  the  ranking  of the  performance  of its classes of shares by Lipper,  Inc.  Lipper is a  widely-recognized  independent  mutual  fund  monitoring  service.
Lipper  monitors  the  performance  of  regulated  investment  companies,  including  the  Fund,  and  ranks  their performance for various  periods in categories  based on investment  styles.  The Lipper  performance  rankings are based on total returns that include the  reinvestment  of capital gain  distributions  and income  dividends but do not take sales charges or taxes into consideration.

         |X|  Morningstar  Rankings.  From time to time the Fund may publish the ranking  and/or star rating of the performance  of its  classes of shares by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar  rates and ranks mutual  funds in broad  investment  categories:  domestic  stock funds,  international stock funds,  taxable bond funds and municipal bond funds.  The Fund is included in the  international  stock funds category.

         Morningstar  proprietary star ratings reflect historical  risk-adjusted  total investment return. For each fund with at least a  three-year  history,  Morningstar  calculates  a  Morningstar  RatingTM  metric each month by subtracting  the return on a 90-day U.S.  Treasury Bill from the fund's  load-adjusted  return for the same period, and then  adjusting  the excess  return for risk.  The top 10% of funds in each broad asset class  receive 5 stars, the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the next 22.5%  receive 2 stars and the bottom 10%
receive 1 star. The Overall  Morningstar  Rating for a fund is derived from a weighted  average of the  performance figures associated with its three,- five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also compare its total  return  ranking to that of other funds in its  Morningstar  category, in addition to its star  ratings.  Those total  return  rankings  are  percentages  from one percent to one hundred percent and are not risk adjusted.  For example,  if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

         |X| Performance  Rankings and Comparisons by Other Entities and  Publications.  From time to time the Fund may include in its advertisements and sales literature  performance  information about the Fund cited in newspapers and other  periodicals  such as The New York Times,  The Wall Street Journal,  Barron's,  or similar  publications.
That information may include  performance  quotations from other sources,  including  Lipper and  Morningstar.  The performance of the Fund's classes of shares may be compared in  publications  to the  performance of various market indices or other  investments,  and  averages,  performance  rankings or other  benchmarks  prepared by  recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share  classes to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury  bills.  However,  the Fund's  returns and share price are not  guaranteed  or insured  by the FDIC or any other  agency  and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. Government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time,  the Fund may  include in its  advertisements  and sales  literature  the total  return performance of a hypothetical  investment  account that includes  shares of the fund and other  Oppenheimer  funds.
The combined  account may be part of an  illustration of an asset  allocation  model or similar  presentation.  The account  performance  may combine total return  performance  of the fund and the total return  performance of other
Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for  illustrative or comparative  purposes,  statistical data or other  information  about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,
o        comparisons  of  various  market   sectors  or  indices  to  demonstrate   performance,   risk,  or  other
              characteristics of the Fund.

-------------------------------------------------------------------------------------------------------------------
A B O U T  Y O U R  A C C O U N T
-------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.
Appendix C contains more  information  about the special  sales charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.  Shares will be purchased two regular  business days  following the regular  business day you instruct the  Distributor to initiate the Automated  Clearing House ("ACH")  transfer to buy the shares.  That  instruction must be received prior to the close of The New York  Stock  Exchange  that day.  Dividends  will  begin to accrue  on shares  purchased  with the proceeds of ACH  transfers on the  business day after the shares are  purchased.  The Exchange  normally  closes at
4:00 P.M.,  but may close  earlier on certain  days.  The proceeds of ACH  transfers  are normally  received by the
Fund 3 days after the  transfers  are  initiated.  If the proceeds of the ACH transfer are not received on a timely basis,  the  Distributor  reserves the right to cancel the purchase  order.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described in Appendix C to this  Statement  of  Additional  Information  because the
Distributor or dealer or broker incurs little or no selling expenses.

Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:

              Class A, and Class B shares you purchase for your individual accounts (including IRAs and 403(b)
                  plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
              Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and

              Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class
                  A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases. You must request it when you buy shares.

         |X| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund              OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an  initial  sales  charge on the  purchase  of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances  described in this Statement of Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

|X|      Letters  of  Intent.  Under a Letter  of  Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds  during a 13-month  period,  you can reduce the sales  charge rate that applies to your  purchases  of Class A shares.  The total  amount of your  intended  purchases of both Class A and Class B shares will  determine  the reduced  sales  charge  rate for the Class A shares  purchased  during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period
(the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified  in the Letter.  Purchases  made by  reinvestment  of  dividends or  distributions  of capital  gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables  an  investor  to count  the Class A and Class B shares  purchased  under the  Letter to obtain the reduced  sales  charge rate on  purchases  of Class A shares of the Fund (and other  Oppenheimer  funds)
that applies  under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the Letter will be made at the offering  price  (including  the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor makes no commitment to purchase shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,  when  added to the value (at  offering  price) of the investor's  holdings  of  shares on the last day of that  period,  do not equal or  exceed  the  intended  purchase amount,  the investor  agrees to pay the  additional  amount of sales charge  applicable  to such  purchases.  That amount is  described  in "Terms of  Escrow,"  below  (those  terms may be amended by the  Distributor  from time to time).  The  investor  agrees  that shares  equal in value to 5% of the  intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the Application  used for a Letter of Intent.  If those  terms are  amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases  made  during  the  Letter of Intent  period do not equal or exceed  the intended  purchase amount,  the commissions  previously paid to the dealer of record for the account and the amount of sales charge retained by the  Distributor  will be adjusted to the rates  applicable to actual total  purchases.
If total eligible  purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the
Distributor  the excess of the amount of  commissions  allowed or paid to the dealer over the amount of commissions that apply to the actual amount of purchases.  The excess  commissions  returned to the Distributor will be used to purchase  additional  shares for the  investor's  account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares  in  escrow  for  purchases  of  shares  of the Fund and other
Oppenheimer  funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended purchase amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan  by the  end of the  Letter  of  Intent  period,  there  will  be no  adjustment  of  commissions  paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record  and/or the  investor  to advise the  Distributor  about the Letter in placing any  purchase  orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

              |_|  Terms of Escrow That Apply to Letters of Intent.

              1.  Out of the initial  purchase (or  subsequent  purchases if necessary)  made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer  Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares  valued in the amount of $2,500  (computed  at the offering  price  adjusted  for a $50,000  purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

              2.  If  the  total  minimum   investment   specified  under  the  Letter  is  completed   within  the
thirteen-month Letter of Intent period, the escrowed shares will be promptly released to the investor.
              3.  If, at the end of the  thirteen-month  Letter of Intent  period the total  purchases  pursuant to the Letter are less than the  intended  purchase  amount  specified in the Letter,  the investor  must remit to the
Distributor  an amount equal to the  difference  between the dollar amount of sales  charges  actually paid and the amount of sales  charges  which would have been paid if the total amount  purchased had been made at a single time.
That sales charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the Letter.  If the difference  in sales  charges is not paid within  twenty days after a request from the  Distributor  or the dealer, the  Distributor  will,  within sixty days of the  expiration of the Letter,  redeem the number of escrowed  shares necessary  to  realize  such  difference  in sales  charges.  Full  and  fractional  shares  remaining  after  such redemption  will be released from escrow.  If a request is received to redeem  escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

              4.  By signing the Letter,  the investor  irrevocably  constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

              5.  The  shares  eligible  for  purchase  under the  Letter  (or the  holding of which may be counted toward completion of a Letter) include:

(a)      Class A shares  sold with a  front-end  sales  charge or subject to a Class A  contingent  deferred  sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B  shares  acquired  by  exchange  of  either  (1)  Class A  shares  of one of the  other
                         Oppenheimer  funds that were acquired subject to a Class A initial or contingent  deferred sales  charge  or (2)  Class B shares  of one of the  other  Oppenheimer  funds  that were acquired subject to a contingent deferred sales charge.

              6.  Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled "How to Exchange  Shares"
and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank  account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described  in the  Prospectus.  Asset  Builder  Plans  are  available  only if your  bank is an ACH  member.  Asset
Builder Plans may not be used to buy shares for  OppenheimerFunds-sponsored  qualified retirement  accounts.  Asset
Builder  Plans also enable  shareholders  of  Oppenheimer  Cash  Reserves to use their account in that fund to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         To make  automatic  payments to purchase  shares of the Fund,  your bank account  normally will be debited two business days prior to the investment  dates you selected on your  Application.  Neither the  Distributor,  the
Transfer  Agent nor the Fund shall be  responsible  for any delays in purchasing  shares that result from delays in
ACH transmissions.

         Before you establish Asset Builder  payments,  you should obtain a prospectus of the selected fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change the amount of your Asset  Builder  payment or your can  terminate  these automatic  investments  at any time by writing to the  Transfer  Agent.  The Transfer  Agent  requires a reasonable period  (approximately  10 days) after receipt of your  instructions to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of  retirement  plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of Additional  Information.
Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained  on a daily  valuation  basis by Merrill  Lynch  Pierce  Fenner & Smith,  Inc.  ("Merrill  Lynch") or an
independent  record keeper that has a contract or special  arrangement  with Merrill Lynch. If on the date the plan sponsor  signed the Merrill  Lynch record  keeping  service  agreement  the plan has less than $3 million in assets
(other than assets  invested in money market funds)  invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the  Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the Fund will have their  Class B shares  converted  to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)  causes a loss to be  incurred  when the net asset  value of the
Fund's shares on the  cancellation  date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is responsible  for that loss. If the investor fails to compensate the Fund for the loss, the  Distributor  will do
so. The Fund may  reimburse  the  Distributor  for that amount by redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund. However,  each class has different  shareholder  privileges and features.  The net income attributable to a class of shares and the dividends  payable on a class of shares will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based  sales charges to which Class A, Class B, Class C and
Class N shares are subject.

         The  availability  of different  classes of shares  permits an investor to choose the method of purchasing shares that is more  appropriate  for the investor.  That may depend on the amount of the  purchase,  the length of time the investor  expects to hold  shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial  sales charge,  the purpose of the  deferred  sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate  the  Distributor  and brokers,  dealers and  financial  institutions  that sell shares of the Fund. A salesperson  who is entitled to receive  compensation from his or her firm for selling Fund shares may receive  different  levels of  compensation  for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor (not  including  dealer "street name" or omnibus accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares  Subject to a Contingent  Deferred  Sales Charge.  For purchases of Class A shares  subject to a contingent  deferred sales charge as described in the  Prospectus,  no sales  concessions  will be paid to the broker-dealer of record,  as described in the Prospectus,  on sales of Class A shares purchased with the redemption proceeds  of shares  of  another  mutual  fund  offered  as an  investment  option  in a  retirement  plan in which
Oppenheimer funds are also offered as investment options under a special  arrangement with the Distributor,  if the purchase  occurs more than 30 days after the Oppenheimer  funds are added as an investment  option under that plan.
Additionally,  that  concession  will not be paid on  purchases  of  shares  by a  retirement  plan  made  with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X| Class B  Conversion.  Under  current  interpretations  of  applicable  federal  income  tax law by the
Internal  Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable  event for the  shareholder.  If those laws or the IRS  interpretation  of those laws  should  change,  the automatic  conversion  feature may be  suspended.  In that event,  no further  conversions  of Class B shares would occur while that  suspension  remained  in effect.  Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative net asset value of the two  classes,  without the  imposition  of a sales charge or fee, such exchange could constitute a taxable event for the shareholder,  and absent such exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X| Availability of Class N Shares.

o        to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored
                  Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X|  Allocation of Expenses.  The Fund pays expenses  related to its daily  operations,  such as custodian fees,  Directors'  fees,  transfer agency fees,  legal fees and auditing costs.  Those expenses are paid out of the
Fund's assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes  recognizes two types of expenses.  General expenses that do not pertain  specifically to any one class are allocated  pro rata to the shares of all classes.  The  allocation  is based on the  percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each  outstanding  share within a given class.  Such general expenses  include  management fees,  legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional  Information and other materials for current shareholders,  fees to unaffiliated Directors,  custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that are  directly  attributable  to a  particular  class are  allocated  equally to each outstanding  share  within that class.  Examples of such  expenses  include  distribution  and service plan (12b-1)
fees, transfer and shareholder  servicing agent fees and expenses,  and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset  values per share of each class of shares of the Fund are  determined  as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.
The  calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The  Exchange  normally  closes at 4:00 P.M.,  New York time,  but may close  earlier on some other days (for example,  in case of weather  emergencies  or on days falling  before a U.S.
holiday).  The Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,  Presidents'  Day,  Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day,
Labor Day, Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the
Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day. Because the Fund's net asset  values  will not be  calculated  on those  days,  the Fund's net asset value per share may be significantly  affected on those days when  shareholders may not purchase or redeem shares.  Additionally,  trading on European and Asian stock exchanges and  over-the-counter  markets  normally is completed before the close of The
New York Stock Exchange.

         Changes in the values of  securities  traded on foreign  exchanges  or markets as a result of events  that occur after the prices of those  securities are  determined,  but before the close of The New York Stock  Exchange, will not be  reflected  in the Fund's  calculation  of its net asset  values that day unless the Board of Directors determines  that  the  event  is  likely  to  effect a  material  change  in the  value  of the  security.  If such determination  is made, the Manager,  acting through an internal  valuation  committee,  will establish a valuation for such security subject to approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X|  Securities  Valuation.  The Fund's Board of Directors has  established  procedures  for the valuation of the Fund's securities. In general those procedures are as follows:

|_|      Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:

(1)      if last sale  information  is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price  preceding  the  valuation  date if it is within the spread of the closing "bid" and
                         "asked"  prices  on the  valuation  date or, if not,  at the  closing  "bid"  price on the valuation date.

|_|      Equity securities  traded on a foreign  securities  exchange  generally are valued in one of the following ways:

(1)      at the last sale price available to the pricing service approved by the Board of Directors, or
(2)      at the last sale price  obtained by the  Manager  from the report of the  principal  exchange on which the security is traded at its last  trading  session on or  immediately  before the  valuation date, or
(3)      at the mean  between  the "bid" and  "asked"  prices  obtained  from the  principal  exchange on which the security is traded or, on the basis of reasonable  inquiry,  from two market makers in the security.

              |_| Long-term debt  securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked"  prices  determined by a portfolio  pricing  service  approved by the Fund's
Board of  Directors  or obtained  by the  Manager  from two active  market  makers in the  security on the basis of reasonable inquiry.

|_|      The  following  securities  are valued at the mean between the "bid" and "asked"  prices  determined  by a pricing  service  approved by the Fund's  Board of  Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt  instruments  that had a maturity of 397 days or less when  issued and have a  remaining  maturity of more than 60 days, and
(3)      non-money  market  debt  instruments  that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

|_|      The  following  securities  are valued at cost,  adjusted for  amortization  of premiums and  accretion of discounts:

(1)      money  market debt  securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

              |_| Securities (including restricted securities) not having  readily-available  market quotations are valued at fair  value  determined  under the  Board's  procedures.  If the  Manager  is unable to locate two market makers willing to give quotes,  a security may be priced at the mean between the "bid" and "asked" prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S.  Government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale  information  is not  generally  available,  the  Manager  may use  pricing services  approved by the Board of Directors.  The pricing  service may use "matrix"  comparisons to the prices for comparable  instruments on the basis of quality,  yield, and maturity.  Other special factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value  foreign  currency,  including  forward  contracts,  and to  convert  to  U.S.  dollar  securities  that  are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the  principal  exchange on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing  service  approved by the Board of Directors or by the  Manager.  If there  were no sales  that day,  they  shall be valued  at the last sale  price on the  preceding trading day if it is within the spread of the  closing  "bid" and "asked"  prices on the  principal  exchange or on
NASDAQ on the  valuation  date.  If not, the value shall be the closing bid price on the  principal  exchange or on
NASDAQ on the valuation  date.  If the put,  call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between  "bid" and "asked"  prices  obtained by the Manager from two active  market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund  writes an  option,  an amount  equal to the  premium  received  is  included  in the Fund's
Statement of Assets and Liabilities as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the
Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put  written  by the  Fund  expires,  the  Fund  has a gain in the  amount  of the premium.  If the Fund  enters  into a  closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund  receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The  information  below  supplements  the terms  and  conditions  for  redeeming  shares  set forth in the
Prospectus.

Reinvestment  Privilege.  Within  six  months  of a  redemption,  a  shareholder  may  reinvest  all or part of the redemption proceeds of:

         o Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent deferred sales charge was paid, or
         o  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange  Shares" below.
Reinvestment  will be at the net asset value next  computed  after the Transfer  Agent  receives  the  reinvestment order.  The  shareholder  must  ask the  Transfer  Agent  for that  privilege  at the  time of  reinvestment.  This privilege  does not  apply to Class C or Class N  shares.  The Fund  may  amend,  suspend  or cease  offering  this reinvestment  privilege  at any  time as to  shares  redeemed  after  the  date of such  amendment,  suspension  or cessation.

         Any capital gain that was realized when the shares were  redeemed is taxable,  and  reinvestment  will not alter any  capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing and  amount of the  reinvestment.  Under the
Internal  Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the  Oppenheimer  funds  within 90 days of  payment  of the sales  charge,  the shareholder's  basis in the shares of the Fund that were  redeemed  may not include the amount of the sales  charge paid. That would reduce the loss or increase the gain recognized  from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.  However,  under certain  circumstances,  the Board of Directors of the Fund may  determine  that it would be detrimental to the best interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the Fund may pay the  redemption  proceeds  in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the
Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur  brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions  in kind using the same method the Fund uses to value its  portfolio  securities  described  above under  "Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption price is determined.
Involuntary  Redemptions.  The Fund's Board of Directors has the right to cause the  involuntary  redemption of the shares  held in any  account if the  aggregate  net asset  value of those  shares is less than $500 or such  lesser amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the aggregate  net asset  value of such  shares  has  fallen  below  the  stated  minimum  solely as a result of market fluctuations.  If the Board  exercises this right, it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than 30 days).  The Board may  alternatively  set  requirements  for the shareholder  to  increase  the  investment,  or set other  terms and  conditions  so that the  shares  would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer to the name of another  person or entity.  It does not matter  whether the  transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the  transferred shares will remain  subject to the  contingent  deferred  sales charge.  It will be calculated as if the transferee shareholder  had  acquired  the  transferred  shares in the same  manner  and at the same time as the  transferring shareholder.

         If less than all shares  held in an account  are  transferred,  and some but not all shares in the account would be subject to a  contingent  deferred  sales  charge if  redeemed  at the time of  transfer,  the  priorities described  in the  Prospectus  under  "How to Buy  Shares"  for the  imposition  of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Selling Shares by Wire. The wire of  redemptions  proceeds may be delayed if the Fund's  custodian bank is not open for  business  on a day when the Fund would  normally  authorize  the wire to be made,  which is usually the Fund's next regular  business day following  the  redemption.  In those  circumstances,  the wire will not be  transmitted until  the next  bank  business  day on  which  the Fund is open for  business.  No  dividends  will be paid on the proceeds of redeemed shares awaiting transfer by wire.

Distributions From Retirement Plans.  Requests for distributions from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial   plans,   401(k)   plans  or  pension  or   profit-sharing   plans  should  be  addressed  to  "Trustee,
OppenheimerFunds  Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information.  The request must:

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed  persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts.  The plan administrator or fiduciary must sign the request.
         Distributions  from  pension  and profit  sharing  plans are  subject to  special  requirements  under the
Internal  Revenue Code and certain  documents  (available  from the Transfer Agent) must be completed and submitted to the Transfer Agent before the  distribution  may be made.  Distributions  from  retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS Form W-4P  (available from the Transfer Agent)
must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.
Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal
Revenue Code requires that tax be withheld from any  distribution  even if the  shareholder  elects not to have tax withheld.  The Fund, the Manager,  the Distributor,  and the Transfer Agent assume no  responsibility  to determine whether a distribution  satisfies the  conditions of applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However, if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock Exchange on a regular  business  day,  it will be  processed  at that day's net asset  value if the order was  received  by the dealer or broker from its customers prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00
P.M.,  but may do so earlier on some days.  Additionally,  the order must have been  transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in  proper  form.  The  signature(s)  of the  registered  owners  on the  redemption  documents  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual  or annual  basis  under an  Automatic  Withdrawal  Plan.  Shares  will be  redeemed  three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500  per month may be  requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required  minimum  distributions  from  OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the
Account  Application  or by  signature-guaranteed  instructions  sent to the  Transfer  Agent.  Shares are normally redeemed  pursuant to an Automatic  Withdrawal  Plan three  business days before the payment  transmittal  date you select in the Account  Application.  If a contingent  deferred sales charge applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge assessed on Class A share  purchases,  shareholders  should not make  regular  additional  Class A share  purchases while  participating in an Automatic  Withdrawal Plan. Class B, Class C and Class N shares  shareholders should not establish  withdrawal plans,  because of the imposition of the contingent deferred sales charge on such withdrawals
(except  where the  contingent  deferred  sales charge is waived as  described  in Appendix C to this  Statement of
Additional Information).

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  that apply to such plans,  as stated below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X|  Automatic   Exchange   Plans.   Shareholders   can  authorize  the  Transfer   Agent  to  exchange  a
pre-determined  amount  of  shares  of the  Fund  for  shares  (of the  same  class)  of  other  Oppenheimer  funds automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount  that  may be  exchanged  to each  other  fund  account  is $25.  Instructions  should  be  provided  on the
OppenheimerFunds  Application or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to exchanges as set forth in "How to Exchange  Shares" in the Prospectus and below in this Statement of Additional Information.

         |X|  Automatic   Withdrawal  Plans.  Fund  shares  will  be  redeemed  as  necessary  to  meet  withdrawal payments.  Shares  acquired  without a sales  charge  will be  redeemed  first.  Shares  acquired  with  reinvested dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the  extent  necessary  to make  withdrawal  payments.  Depending  upon the  amount  withdrawn,  the  investor's principal  may be depleted.  Payments  made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's   Automatic  Withdrawal  Plan  as  agent  for  the
shareholder(s)  (the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer
Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder on the records of the Fund.  Any share  certificates  held by a Planholder may be surrendered  unendorsed  to the Transfer  Agent with the Plan  application  so that the shares  represented  by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset  value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments  representing  the proceeds of Plan withdrawals will normally be transmitted  three  business  days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of  disbursement  payments and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should allow at least two weeks' time after  mailing such  notification  for the requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by writing to the  Transfer  Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated form in the name of the Planholder.  The account will continue as a  dividend-reinvestment,  uncertificated account unless and until  proper  instructions  are received  from the  Planholder,  his or her  executor or  guardian,  or another authorized person.

         To use shares held under the Plan as  collateral  for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a  particular  class of  Oppenheimer  funds  having more than one class of  shares  may be  exchanged  only for  shares  of the same  class of other  Oppenheimer  funds.  Shares  of
Oppenheimer  funds  that have a single  class  without a class  designation  are  deemed  "Class A" shares for this purpose.  You can obtain a current  list  showing  which funds offer which  classes by calling the  Distributor  at
1.800.525.7048.

o        All of the  Oppenheimer  funds  currently  offer Class A, B and C shares except  Oppenheimer  Money Market
     Fund,  Inc.,  Centennial  Money Market  Trust,  Centennial  Tax Exempt  Trust,  Centennial  Government  Trust,
     Centennial New York Tax Exempt Trust,  Centennial  California Tax Exempt Trust,  and Centennial  America Fund,
     L.P., which only offer Class A shares.

o        Class B,  Class C and  Class N shares  of  Oppenheimer  Cash  Reserves  are  generally  available  only by exchange  from the same  class of  shares of other  Oppenheimer  funds or  through  OppenheimerFunds-sponsored
     401(k) plans.
o        Only certain  Oppenheimer  funds currently offer Class Y shares.  Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain  Oppenheimer  funds  currently  offer Class N shares,  which are only  offered to  retirement plans as  described  in the  Prospectus.  Class N shares  can be  exchanged  only for  Class N shares of other
     Oppenheimer funds.
o        Class M shares of  Oppenheimer  Convertible  Securities  Fund may be exchanged  only for Class A shares of other  Oppenheimer  funds.  They  may not be  acquired  by  exchange  of  shares  of any  class  of any  other
     Oppenheimer  funds  except  Class A shares of  Oppenheimer  Money  Market Fund or  Oppenheimer  Cash  Reserves
     acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York  Municipal  Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of  Oppenheimer  Capital  Preservation  Fund may not be exchanged for shares of  Oppenheimer  Money
     Market Fund, Inc.,  Oppenheimer Cash Reserves or Oppenheimer  Limited-Term  Government Fund. Only participants in certain  retirement  plans may purchase  shares of Oppenheimer  Capital  Preservation  Fund, and only those participants may exchange shares of other  Oppenheimer  funds for shares of Oppenheimer  Capital  Preservation
     Fund.
o        Class A shares of  Oppenheimer  Senior  Floating  Rate Fund are not  available  by  exchange  of shares of
     Oppenheimer  Money  Market  Fund or Class A shares  of  Oppenheimer  Cash  Reserves.  If any Class A shares of another  Oppenheimer  fund that are exchanged for Class A shares of Oppenheimer  Senior Floating Rate Fund are subject  to the  Class A  contingent  deferred  sales  charge  of the  other  Oppenheimer  fund at the time of exchange,  the holding  period for that Class A contingent  deferred sales charge will carry over to the Class
     A shares  of  Oppenheimer  Senior  Floating  Rate  Fund  acquired  in the  exchange.  The  Class A  shares  of
     Oppenheimer  Senior  Floating  Rate  Fund  acquired  in that  exchange  will be  subject  to the Class A Early
     Withdrawal  Charge of Oppenheimer  Senior Floating Rate Fund if they are repurchased  before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer  Select  Managers  Mercury  Advisors S&P Index
     Fund and Oppenheimer  Select  Managers QM Active Balanced Fund are only available to retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund  offered  by the  Distributor.  Shares of any money  market  fund  purchased  without  a sales  charge  may be exchanged for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal  charge or contingent  deferred sales charge.

         Shares of Oppenheimer  Money Market Fund, Inc.  purchased with the redemption  proceeds of shares of other mutual funds (other than funds  managed by the Manager or its  subsidiaries)  redeemed  within the 30 days prior to that  purchase may  subsequently  be exchanged  for shares of other  Oppenheimer  funds without being subject to an initial  sales charge or  contingent  deferred  sales charge.  To qualify for that  privilege,  the investor or the investor's  dealer  must  notify  the  Distributor  of  eligibility  for this  privilege  at the time the shares of
Oppenheimer  Money Market Fund,  Inc. are  purchased.  If requested,  they must supply proof of entitlement to this privilege.

         Shares  of the Fund  acquired  by  reinvestment  of  dividends  or  distributions  from  any of the  other
Oppenheimer  funds or from any unit investment trust for which  reinvestment  arrangements  have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or  terminate  the  exchange  privilege  at any time.  Although  the Fund may impose these changes at any time,  it will provide you with notice of those  changes  whenever it is required to do so by  applicable  law. It may be required to provide 60 days notice prior to  materially  amending or  terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X|  How Exchanges  Affect  Contingent  Deferred  Sales  Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred  sales  charge.  However, when Class A shares  acquired by  exchange  of Class A shares of other  Oppenheimer  funds  purchased  subject to a
Class A contingent  deferred  sales charge are  redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed  shares.  The Class B contingent  deferred sales charge is imposed on Class B shares  acquired by exchange if they are  redeemed  within 6 years  of the  initial  purchase  of the  exchanged  Class B  shares.  The  Class C contingent  deferred sales charge is imposed on Class C shares  acquired by exchange if they are redeemed within 12 months of the initial  purchase of the exchanged  Class C shares.  With respect to Class N shares,  a 1% contingent deferred  sales charge will be imposed if the  retirement  plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first  purchase of Class N shares of any  Oppenheimer  fund or with respect to an  individual  retirement  plan or 403(b)  plan,  Class N shares are  redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange,  the  priorities  described in
"How To Buy  Shares"  in the  Prospectus  for the  imposition  of the Class B,  Class C or the  Class N  contingent deferred  sales  charge  will be  followed  in  determining  the order in which the  shares are  exchanged.  Before exchanging  shares,  shareholders  should take into  account how the exchange  may affect any  contingent  deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

         If Class B shares of an  Oppenheimer  fund are  exchanged for Class B shares of  Oppenheimer  Limited-Term
Government  Fund or  Limited-Term  New York Municipal Fund and those shares  acquired by exchange are  subsequently redeemed,  they will be subject to the  contingent  deferred sales charge of the  Oppenheimer  fund from which they were  exchanged.  The  contingent  deferred  sales  charge rates of Class B shares of other  Oppenheimer  funds are typically  higher for the same holding period than for Class B shares of Oppenheimer  Limited-Term  Government Fund and  Limited-Term  New York Municipal  Fund.  They will not be subject to the  contingent  deferred sales charge of
Oppenheimer Limited-Term Government Fund or Limited-Term New York Municipal Fund.

         Shareholders  owning  shares  of more than one  class  must  specify  which  class of shares  they wish to exchange.

         |X|  Limits on Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written exchange  requests  submitted  in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for  exchanges  of up to 50 accounts  per day from  representatives  of  authorized  dealers  that qualify for this privilege.
         |X|  Telephone  Exchange  Requests.  When  exchanging  shares by  telephone,  a  shareholder  must have an existing  account  in the fund to which  the  exchange  is to be  made.  Otherwise,  the  investors  must  obtain a
Prospectus  of that fund  before the  exchange  request may be  submitted.  When you  exchange  some or all of your shares  from  one fund to  another,  any  special  account  features  such as an Asset  Builder  Plan or  Automatic
Withdrawal  Plan,  will be  switched  to the new fund  account  unless  you tell the  Transfer  Agent not to do so.
However,  special redemption and exchange features such as Automatic Exchange Plans and Automatic  Withdrawal Plans
cannot be switched to an account in Oppenheimer  Senior  Floating Rate Fund. If all telephone lines are busy (which might occur, for example,  during periods of substantial  market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by  telephone,  any special  account  features  such as
Asset Builder Plans and Automatic  Withdrawal  Plans will be switched to the new account  unless the Transfer Agent is instructed otherwise.

         In  connection  with any  exchange  request,  the number of shares  exchanged  may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include  shares  covered by a share  certificate that is not  tendered  with  the  request.  In  those  cases,  only  the  shares  available  for  exchange  without restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks. A shareholder  should assure that the fund selected is appropriate  for his or her investment and should be aware of the tax  consequences  of an exchange.  For federal  income tax purposes,  an exchange  transaction  is treated  as a  redemption  of shares of one fund and a purchase  of shares of  another.  "Reinvestment  Privilege,"
above,  discusses some of the tax  consequences  of reinvestment  of redemption  proceeds in such cases.  The Fund, the Distributor,  and the Transfer Agent are unable to provide investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends  and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the composition of the Fund's  portfolio,  and expenses  borne by the Fund or borne  separately by a class.  Dividends are  calculated in the same manner,  at the same  time,  and on the same day for each  class of  shares.  However,  dividends  on Class B,  Class C and Class N shares are  expected  to be lower  than  dividends  on Class A shares.  That is because of the effect of the higher asset-based  sales charge on Class B, Class C and Class N shares.  Those  dividends will also differ in amount as a consequence of any difference in the net asset values of each class of shares.

         Dividends,  distributions and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as  promptly as  possible  after the return of such checks to the  Transfer
Agent,  to enable the  investor to earn a return on  otherwise  idle funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the  Fund and the  Transfer  Agent  will  not be  liable  to  shareholders  or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial, or administrative action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described below.  Potential  purchasers of shares of the
Fund are urged to consult  their tax advisers  with specific  reference to their own tax  circumstances  as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income
(that is, taxable interest, dividends, and other taxable ordinary income, net of expenses) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the
Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax).
The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the
Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the
Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue Code, by December 31
each year, the Fund must  distribute 98% of its taxable  investment  income earned from January 1 through  December
31 of that year and 98% of its  capital  gains  realized in the period  from  November 1 of the prior year  through
October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.
It is  presently  anticipated  that the Fund will meet those  requirements.  To meet this  requirement,  in certain circumstances  the Fund might be required to liquidate  portfolio  investments to make sufficient  distributions to avoid excise tax liability.  However,  the Board of Directors and the Manager might  determine in a particular year that it would  be in the best  interests  of  shareholders  for the  Fund  not to make  such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.
The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35%
corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions  by the Fund will be  treated in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or reinvested in additional  shares of the Fund (or of another fund).  Shareholders receiving a  distribution  in the form of  additional  shares will be treated as  receiving  a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares,
                                                                                             -
the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within
30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above.
Reinvestment  will be made  without  sales  charge  at the net  asset  value  per  share in  effect at the close of business on the payable date of the dividend or  distribution.  To elect this option,  the shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends and/or  distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.  It is responsible for maintaining the Fund's  shareholder  registry and shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder  servicing and administrative  functions.
It serves as the Transfer  Agent for an annual per account  fee. It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

         |X|   Shareholder   Servicing   Agent   for   Certain   Shareholders.   Unified   Management   Corporation
(1-800-346-4601)  is the shareholder  servicing agent for shareholders of the Fund who were former  shareholders of the AMA Family of Funds and clients of AMA Investment  Advisors,  Inc.  (which had been the  investment  advisor of
AMA Family of Funds). It is also the servicing agent for Fund shareholders who are:

(i)      former shareholders of the Unified Funds and Liquid Green Trusts,
(ii)     accounts that  participated  or participate in a retirement  plan for which Unified  Investment  Advisors,
                Inc. or an affiliate acts as custodian or trustee,
(iii)    accounts that have a Money Manager brokerage account, and
(iv)     other accounts for which Unified Management Corporation is the dealer of record.

The Custodian.  Citibank,  N.A. is the custodian of the Fund's assets.  The  custodian's  responsibilities  include safeguarding  and controlling the Fund's  portfolio  securities and handling the delivery of such securities to and from the Fund.  It will be the  practice of the Fund to deal with the  custodian  in a manner  uninfluenced  by any banking  relationship  the  custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit  insurance.  Those  uninsured  balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the  independent  auditors  of the  Fund.  They  audit  the  Fund's  financial statements  and perform other  related  audit  services.  They also act as  independent  auditors for certain other funds advised by the Manager.

INDEPENDENT AUDITORS' REPORT

===============================================================================
The Board of Directors and Shareholders of
Oppenheimer Quest Global Value Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Quest Global Value Fund, Inc., including the statement of investments, as of November 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the
Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended November
30, 1999, were audited by other auditors whose report dated December 21, 1999, expressed an unqualified opinion on this information.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Quest Global Value Fund, Inc. as of November 30, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/KPMG LLP
-------------
KPMG LLP

Denver, Colorado
December 14, 2001

STATEMENT OF INVESTMENTS  November 30, 2001

                                                          Market Value
                                            Shares          See Note 1
======================================================================

Common Stocks-93.5%
----------------------------------------------------------------------
Basic Materials-6.4%
----------------------------------------------------------------------
Chemicals-1.3%
BOC Group plc                              174,000         $ 2,635,262
----------------------------------------------------------------------
Syngenta AG(1)                              40,198           2,036,368
                                                           -----------
                                                             4,671,630
----------------------------------------------------------------------
Metals-4.0%
Alcan, Inc.                                205,600           7,397,488
----------------------------------------------------------------------
Alcoa, Inc.                                120,000           4,632,000
----------------------------------------------------------------------
Rio Tinto plc                              152,926           2,867,854
                                                           -----------
                                                            14,897,342
----------------------------------------------------------------------
Paper-1.1%
Willamette Industries, Inc.                 83,600           4,033,700
----------------------------------------------------------------------
Capital Goods-6.5%
----------------------------------------------------------------------
Aerospace/Defense-1.8%
BAE Systems Holdings, Inc.                 760,000           3,457,437
----------------------------------------------------------------------
Boeing Co.                                  97,900           3,436,290
                                                           -----------
                                                             6,893,727
----------------------------------------------------------------------
Electrical Equipment-0.4%
Hitachi Ltd.                               218,000           1,611,273
----------------------------------------------------------------------
Industrial Services-1.6%
Technip-Coflexip SA                         51,300           6,040,324
----------------------------------------------------------------------
Manufacturing-2.7%
Canon Sales Co., Inc.                       97,500             736,477
----------------------------------------------------------------------
ITT Industries, Inc.                       111,900           5,487,576
----------------------------------------------------------------------
Smiths Group plc                           393,142           3,700,355
                                                           -----------
                                                             9,924,408
----------------------------------------------------------------------
Communication Services-7.8%
----------------------------------------------------------------------
Telecommunications: Long Distance-5.2%
Nippon Telegraph & Telephone Corp.             530           2,195,419
----------------------------------------------------------------------
Sprint Corp. (Fon Group)                   208,900           4,551,931
----------------------------------------------------------------------
Verizon Communications, Inc.                26,823           1,260,681
----------------------------------------------------------------------
WorldCom, Inc./MCI Group                    16,670             218,544
----------------------------------------------------------------------
WorldCom, Inc./WorldCom Group(1)           755,205          10,980,681
                                                           -----------
                                                            19,207,256
----------------------------------------------------------------------
Telephone Utilities-1.9%
SBC Communications, Inc.                   187,900           7,023,702
----------------------------------------------------------------------
Telecommunications: Wireless-0.7%
Panafon Hellenic Telecom SA, GDR           558,962           2,778,041
----------------------------------------------------------------------
Telesp Celular Participacoes SA                 40                   -
                                                           -----------
                                                             2,778,041

                12 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                                                          Market Value
                                            Shares          See Note 1
----------------------------------------------------------------------

Consumer Cyclicals-8.2%
----------------------------------------------------------------------
Autos & Housing-3.3%
Bayerische Motoren Werke AG (BMW)          112,174         $ 3,615,862
----------------------------------------------------------------------
Compagnie de Saint Gobain                   18,500           2,698,422
----------------------------------------------------------------------
Nissan Motor Co.                           563,000           2,780,247
----------------------------------------------------------------------
Peugeot SA                                  75,988           3,216,915
                                                           -----------
                                                            12,311,446
----------------------------------------------------------------------
Media-0.5%
Singapore Press Holdings Ltd.              169,000           1,753,495
----------------------------------------------------------------------
Retail: General-0.2%
Dollar General Corp.                        58,400             788,400
----------------------------------------------------------------------
Retail: Specialty-3.9%
Boots Co. plc                              368,396           3,099,680
----------------------------------------------------------------------
Great Universal Stores (The)plc            488,343           4,352,662
----------------------------------------------------------------------
Kingfisher plc                           1,221,347           6,967,052
                                                           -----------
                                                            14,419,394
----------------------------------------------------------------------
Textile/Apparel & Home Furnishings-0.3%
Yue Yuen Industrial Holdings Ltd.          671,400           1,308,570
----------------------------------------------------------------------
Consumer Staples-9.9%
----------------------------------------------------------------------
Beverages-2.3%
Cadbury Schweppes plc                      283,000           1,795,959
----------------------------------------------------------------------
Pernod-Ricard SA                            93,500           6,906,892
                                                           -----------
                                                             8,702,851
----------------------------------------------------------------------
Broadcasting-0.5%
Clear Channel Communications, Inc.(1)       39,000           1,822,470
----------------------------------------------------------------------
Entertainment-2.9%
Learning Technology plc(1,2)               510,000                   -
----------------------------------------------------------------------
McDonald's Corp.                           405,900          10,894,356
                                                           -----------
                                                            10,894,356
----------------------------------------------------------------------
Food & Drug Retailers-2.8%
CVS Corp.                                  118,000           3,180,100
----------------------------------------------------------------------
Kroger Co.(The)(1)                         281,000           7,114,920
                                                           -----------
                                                            10,295,020
----------------------------------------------------------------------
Household Goods-1.4%
Kao Corp.                                  127,000           2,712,882
----------------------------------------------------------------------
Shiseido Co. Ltd.                          241,000           2,337,183
                                                           -----------
                                                             5,050,065

                13 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF INVESTMENTS  Continued

                                                          Market Value
                                            Shares          See Note 1

----------------------------------------------------------------------
Energy-7.0%
----------------------------------------------------------------------
Energy Services-1.3%
Halliburton Co.                             78,100         $ 1,673,683
----------------------------------------------------------------------
Transocean Sedco Forex, Inc.               114,000           3,226,200
                                                           -----------
                                                             4,899,883
----------------------------------------------------------------------
Oil: Domestic-4.5%
Anadarko Petroleum Corp.                    54,600           2,833,740
----------------------------------------------------------------------
ChevronTexaco Corp.                         96,465           8,200,490
----------------------------------------------------------------------
Phillips Petroleum Co.                     103,140           5,737,678
                                                           -----------
                                                            16,771,908
----------------------------------------------------------------------
Oil: International-1.2%
Suncor Energy, Inc.                        146,000           4,380,836
----------------------------------------------------------------------
Financial-27.5%
----------------------------------------------------------------------
Banks-12.0%
DBS Group Holdings Ltd.                    571,000           3,554,718
----------------------------------------------------------------------
Empresa Nacional de Comercio Redito e
 Participacoes SA, Preference(1,2)       3,050,000               3,616
----------------------------------------------------------------------
FleetBoston Financial Corp.                 80,000           2,940,000
----------------------------------------------------------------------
J.P. Morgan Chase & Co.                 86,300           3,255,236
----------------------------------------------------------------------
Lloyds TSB Group plc                       404,692           4,166,888
----------------------------------------------------------------------
M&T Bank Corp.                         129,200           9,108,600
----------------------------------------------------------------------
Nordea AB                                  704,952           3,527,516
----------------------------------------------------------------------
PNC Financial Services Group                17,000             985,150
----------------------------------------------------------------------
Skandinaviska Enskilda Banken (SEB)        404,165           3,555,792
----------------------------------------------------------------------
Wells Fargo Co.                            320,000          13,696,000
                                                           -----------
                                                            44,793,516
----------------------------------------------------------------------
Diversified Financial-12.7%
Citigroup, Inc.                            175,333           8,398,451
----------------------------------------------------------------------
Fannie Mae                                  35,800           2,813,880
----------------------------------------------------------------------
Freddie Mac                                363,700          24,066,029
----------------------------------------------------------------------
Household International, Inc.              104,400           6,158,556
----------------------------------------------------------------------
John Hancock Financial Services, Inc.       59,000           2,321,060
----------------------------------------------------------------------
Nikko Cordial Corp.                        663,000           3,500,244
                                                           -----------
                                                            47,258,220
----------------------------------------------------------------------
Insurance-2.8%
Aon Corp.                                    2,000              71,660
----------------------------------------------------------------------
Canada Life Financial Corp.                 70,000           1,950,754
----------------------------------------------------------------------
Swiss Reinsurance Co.(1)                    47,213           4,759,144
----------------------------------------------------------------------
Zurich Financial Services AG                14,833           3,778,506
                                                           -----------
                                                            10,560,064

                14 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                                                          Market Value
                                            Shares          See Note 1
----------------------------------------------------------------------

Healthcare-7.0%
----------------------------------------------------------------------
Healthcare/Drugs-5.7%
American Home Products Corp.                95,000          $5,709,500
----------------------------------------------------------------------
GlaxoSmithKline plc                        192,086           4,821,236
----------------------------------------------------------------------
Novartis AG                                 84,240           2,956,687
----------------------------------------------------------------------
Sankyo Co. Ltd.                            199,000           3,466,983
----------------------------------------------------------------------
Teva Pharmaceutical Industries Ltd., ADR    72,000           4,212,000
                                                            ----------
                                                            21,166,406
----------------------------------------------------------------------
Healthcare/Supplies & Services-1.3%
Essilor International SA                    94,000           2,752,280
----------------------------------------------------------------------
Terumo Corp.                               163,200           2,140,741
                                                            ----------
                                                             4,893,021
----------------------------------------------------------------------
Technology-8.2%
----------------------------------------------------------------------
Computer Hardware-2.6%
Dell Computer Corp.(1)                     149,900           4,186,707
----------------------------------------------------------------------
EMC Corp.(1)                               186,000           3,122,940
----------------------------------------------------------------------
Sun Microsystems, Inc.(1)                  163,000           2,321,120
                                                            ----------
                                                             9,630,767
----------------------------------------------------------------------
Computer Software-0.8%
Amadeus Global Travel Distribution SA      304,781           1,637,405
----------------------------------------------------------------------
Microsoft Corp.(1)                          21,000           1,348,410
                                                            ----------
                                                             2,985,815
----------------------------------------------------------------------
Communications Equipment-2.8%
Agere Systems, Inc.(1)                     311,000           1,604,760
----------------------------------------------------------------------
Cisco Systems, Inc.(1)                      96,100           1,964,284
----------------------------------------------------------------------
Nokia Corp., Sponsored ADR, A Shares       237,000           5,453,370
----------------------------------------------------------------------
Vodafone Group plc                         588,712           1,511,212
                                                            ----------
                                                            10,533,626
----------------------------------------------------------------------
Electronics-2.0%
Analog Devices, Inc.(1)                     65,800           2,796,500
----------------------------------------------------------------------
General Motors Corp., Cl.H(1)              126,300           1,818,720
----------------------------------------------------------------------
Matsushita Electric Works Ltd.             164,000           1,445,257
----------------------------------------------------------------------
Texas Instruments, Inc.                     41,000           1,314,050
                                                            ----------
                                                             7,374,527
----------------------------------------------------------------------
Transportation-1.0%
----------------------------------------------------------------------
Railroads & Truckers-1.0%
Canadian National Railway Co.               43,000           1,921,963
----------------------------------------------------------------------
Yamato Transport Co. Ltd.                   91,000           1,733,228
                                                            ----------
                                                             3,655,191

                15 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF INVESTMENTS  Continued

                                                          Market Value
                                            Shares          See Note 1
----------------------------------------------------------------------

Utilities-4.0%
----------------------------------------------------------------------
Electric Utilities-2.5%
Exelon Corp.                               106,600        $  4,755,426
----------------------------------------------------------------------
Hongkong Electric Holdings Ltd.          1,294,000           4,737,100
                                                          ------------
                                                             9,492,526
----------------------------------------------------------------------
Gas Utilities-1.5%
NiSource, Inc.                              16,300             340,670
----------------------------------------------------------------------
Tokyo Gas Co. Ltd.                       1,895,000           5,171,540
                                                          ------------
                                                             5,512,210
                                                          ------------
Total Common Stocks (Cost $348,187,485)                    348,335,986

                                         Principal
                                            Amount
======================================================================

Short-Term Notes-5.7%

Federal Home Loan Bank, 2.15%,         $21,038,000          21,035,662
12/3/01 (Cost $21,035,662)
----------------------------------------------------------------------
Total Investments, at Value                   99.2%        369,371,648
(Cost $369,223,147)
----------------------------------------------------------------------
Other Assets Net of Liabilities                0.8           3,051,102
                                       -------------------------------
Net Assets                                   100.0%       $372,422,750
                                       ===============================

Footnotes to Statement of Investments

1.Non-income-producing security.
2.Identifies issues considered to be illiquid or restricted-See Note 6 of
Notes to Financial Statements.

Distribution of investments representing geographic diversification, as a percentage of total investments at value, is as follows:

Geographical Diversification          Market Value             Percent
----------------------------------------------------------------------

United States                         $213,230,514                57.7%
Great Britain                           39,375,597                10.7
Japan                                   29,831,473                 8.1
France                                  21,614,833                 5.9
Canada                                  15,651,041                 4.2
Switzerland                             13,530,704                 3.7
Sweden                                   7,083,308                 1.9
Hong Kong                                6,045,671                 1.6
Finland                                  5,453,370                 1.5
Singapore                                5,308,213                 1.4
Israel                                   4,212,000                 1.1
Germany                                  3,615,862                 1.0
Greece                                   2,778,041                 0.8
Spain                                    1,637,405                 0.4
Brazil                                       3,616                 0.0
                                      ---------------------------------
Total                                 $369,371,648               100.0%
                                      =================================

See accompanying Notes to Financial Statements.

                16 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES  November 30, 2001

=======================================================================
Assets

Investments, at value (cost $369,223,147)-see
accompanying statement                                    $369,371,648
-----------------------------------------------------------------------
Cash                                                           151,783
-----------------------------------------------------------------------
Receivables and other assets:
Investments sold                                             2,584,367
Interest and dividends                                       1,242,229
Shares of capital stock sold                                    87,572
Other                                                           23,083
                                                          -------------
Total assets                                               373,460,682

=======================================================================
Liabilities

Payables and other liabilities:
Shares of capital stock redeemed                               350,937
Investments purchased                                          301,471
Distribution and service plan fees                             155,814
Shareholder reports                                            100,127
Directors' compensation                                         42,836
Custodian fees                                                  25,546
Legal, auditing and other professional fees                     18,945
Other                                                           42,256
                                                          -------------
Total liabilities                                            1,037,932

=======================================================================
Net Assets                                                $372,422,750
                                                          =============
=======================================================================
Composition of Net Assets

Par value of shares of capital stock                      $    256,047
-----------------------------------------------------------------------
Additional paid-in capital                                 384,940,232
-----------------------------------------------------------------------
Overdistributed net investment income                          (41,563)
-----------------------------------------------------------------------
Accumulated net realized gain (loss)on investments and
foreign currency transactions                              (12,873,443)
-----------------------------------------------------------------------
Net unrealized appreciation (depreciation)on investments
and translation of assets and liabilities denominated in
foreign currencies                                             141,477
                                                          -------------
Net Assets                                                $372,422,750
                                                          =============

                17 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES  Continued

======================================================================
Net Asset Value Per Share

Class A Shares:
Net asset value and redemption price per share (based
on net assets of $238,881,526 and 16,180,801 shares of
capital stock outstanding)                                      $14.76
Maximum offering price per share (net asset value plus
sales charge of 5.75% of offering price)                        $15.66
-----------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge)and offering price per
share (based on net assets of $93,590,089 and 6,599,965
shares of capital stock outstanding)                            $14.18
-----------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge) and offering price per
share (based on net assets of $39,429,048 and 2,788,597
shares of capital stock outstanding)                            $14.14
-----------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable
contingent deferred sales charge)and offering price per
share (based on net assets of $522,087 and 35,381 shares
of capital stock outstanding)                                   $14.76

See accompanying Notes to Financial Statements.

                18 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENT OF OPERATIONS  For the Year Ended November 30, 2001

======================================================================
Investment Income

Dividends (net of foreign withholding taxes of $492,484) $  7,036,232
----------------------------------------------------------------------
Interest                                                      565,799
                                                         -------------
Total income                                                7,602,031

======================================================================
Expenses

Management fees                                             3,120,282
----------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                     1,090,336
Class B                                                     1,054,954
Class C                                                       425,571
Class N                                                         1,030
----------------------------------------------------------------------
Administrative fees                                         1,044,145
----------------------------------------------------------------------
Transfer and shareholder servicing agent fees                 768,651
----------------------------------------------------------------------
Shareholder reports                                           130,868
----------------------------------------------------------------------
Custodian fees and expenses                                    93,843
----------------------------------------------------------------------
Directors' compensation                                        20,300
----------------------------------------------------------------------
Other                                                         265,252
                                                         -------------
Total expenses                                              8,015,232
Less reduction to custodian expenses                          (11,288)
                                                         -------------
Net expenses                                                8,003,944

======================================================================
Net Investment Loss                                          (401,913)

======================================================================
Realized and Unrealized Gain (Loss)

Net realized gain (loss)on:
Investments                                                 4,972,162
Foreign currency transactions                             (16,432,091)
                                                         -------------
Net realized gain (loss)                                  (11,459,929)
----------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)on:
Investments                                               (43,877,162)
Translation of assets and liabilities denominated in
foreign currencies                                         12,629,889
                                                         -------------
Net change                                                (31,247,273)
                                                         -------------
Net realized and unrealized gain (loss)                   (42,707,202)
======================================================================
Net Decrease in Net Assets Resulting from Operations     $(43,109,115)
                                                         =============

See accompanying Notes to Financial Statements.

                19 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended November 30,                                                     2001               2000
===================================================================================================

Operations

Net investment income (loss)                                       $   (401,913)       $  1,355,697
----------------------------------------------------------------------------------------------------
Net realized gain (loss)                                            (11,459,929)         52,685,451
----------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                (31,247,273)        (47,185,343)
                                                                   ---------------------------------
Net increase (decrease)in net assets resulting from operations      (43,109,115)          6,855,805

====================================================================================================
Dividends and/or Distributions to Shareholders

Dividends from net investment income:
Class A                                                                       -          (3,437,044)
Class B                                                                       -            (751,093)
Class C                                                                       -            (328,253)
Class N                                                                       -                   -
----------------------------------------------------------------------------------------------------
Distributions from net realized gain:
Class A                                                             (25,099,364)        (66,722,895)
Class B                                                             (10,311,184)        (28,191,271)
Class C                                                              (4,105,983)        (11,436,021)
Class N                                                                       -                   -

====================================================================================================
Capital Stock Transactions

Net increase (decrease)in net assets resulting from
capital stock transactions:
Class A                                                               5,228,414           4,737,385
Class B                                                                 520,837          (1,132,826)
Class C                                                               2,960,130          (1,436,939)
Class N                                                                 558,287                   -

====================================================================================================
Net Assets

Total decrease                                                      (73,357,978)       (101,843,152)
----------------------------------------------------------------------------------------------------
Beginning of period                                                 445,780,728         547,623,880
                                                                   ---------------------------------
End of period (including overdistributed net investment
income of $41,563 and $40,440, respectively)                       $372,422,750        $445,780,728
                                                                   =================================

See accompanying Notes to Financial Statements.

                20 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS

Class A      Year Ended November 30,              2001       2000       1999       1998        1997
===================================================================================================

Per Share Operating Data

Net asset value, beginning of period            $17.93     $22.05     $19.37     $18.50      $16.48
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment income (loss)                       .02        .10       (.02)       .03         .03
Net realized and unrealized gain (loss)          (1.62)       .24       3.90       1.63        2.55
                                                -----------------------------------------------------
Total income (loss)from
investment operations                            (1.60)       .34       3.88       1.66        2.58
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                 -       (.22)         -       (.03)       (.01)
Dividends in excess of net investment income         -          -       (.09)         -           -
Distributions from net realized gain             (1.57)     (4.24)     (1.11)      (.76)       (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                  (1.57)     (4.46)     (1.20)      (.79)       (.56)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                  $14.76     $17.93     $22.05     $19.37      $18.50
                                                =====================================================

=====================================================================================================
Total Return, at Net Asset Value(1)             (10.04)%     1.47%     21.64%      9.38%      16.24%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)      $238,882   $285,836   $346,067   $295,596    $267,636
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)             $269,338   $325,539   $318,701   $291,554    $233,020
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income (loss)                      0.12%      0.47%     (0.11)%     0.09%       0.17%
Expenses                                          1.71%      1.70%      1.75%      1.76%(3)    1.73%(3)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                             71%       104%        78%        59%         32%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                21 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS  Continued

Class B      Year Ended November 30,               2001       2000       1999       1998       1997
=====================================================================================================

Per Share Operating Data

Net asset value, beginning of period             $17.38     $21.50     $18.92     $18.14     $16.25
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment loss                                (.08)      (.02)      (.13)      (.06)      (.04)
Net realized and unrealized gain (loss)           (1.55)       .25       3.82       1.60       2.48
                                                -----------------------------------------------------
Total income (loss)from
investment operations                             (1.63)       .23       3.69       1.54       2.44
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  -       (.11)         -          -          -
Dividends in excess of net investment income          -          -          -(1)       -          -
Distributions from net realized gain              (1.57)     (4.24)     (1.11)      (.76)      (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                   (1.57)     (4.35)     (1.11)      (.76)      (.55)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                   $14.18     $17.38     $21.50     $18.92     $18.14
                                                =====================================================

=====================================================================================================
Total Return, at Net Asset Value(2)              (10.57)%     0.91%     21.05%      8.89%     15.61%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)        $93,590   $114,765   $143,632   $129,071    $98,457
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)              $105,464   $128,686   $134,690   $118,617    $67,317
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                               (0.48)%    (0.09)%    (0.61)%    (0.41)%    (0.34)%
Expenses                                           2.31%      2.24%      2.25%      2.27%(4)   2.24%(4)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                              71%       104%        78%        59%        32%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                22 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

Class C      Year Ended November 30,               2001       2000       1999       1998       1997
=====================================================================================================
Per Share Operating Data

Net asset value, beginning of period             $17.33     $21.46     $18.89     $18.11     $16.22
-----------------------------------------------------------------------------------------------------
Income (loss)from investment operations:
Net investment loss                                (.07)      (.02)      (.12)      (.06)      (.03)
Net realized and unrealized gain (loss)           (1.55)       .25       3.80       1.60       2.47
                                                -----------------------------------------------------
Total income (loss)from
investment operations                             (1.62)       .23       3.68       1.54       2.44
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  -       (.12)         -          -          -
Dividends in excess of net investment income          -          -          -(1)       -          -
Distributions from net realized gain              (1.57)     (4.24)     (1.11)      (.76)      (.55)
                                                -----------------------------------------------------
Total dividends and/or distributions
to shareholders                                   (1.57)     (4.36)     (1.11)      (.76)      (.55)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                   $14.14     $17.33     $21.46     $18.89     $18.11
                                                =====================================================
=====================================================================================================
Total Return, at Net Asset Value(2)              (10.54)%     0.91%     21.02%      8.90%     15.64%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)        $39,429    $45,179    $57,925    $51,060    $38,769
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)               $42,552    $51,539    $52,348    $47,322    $26,735
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                               (0.48)%    (0.10)%    (0.61)%    (0.41)%    (0.34)%
Expenses                                           2.31%      2.24%      2.25%      2.27%(4)   2.24%(4)
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                              71%       104%        78%        59%        32%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                23 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

FINANCIAL HIGHLIGHTS  Continued

                                                       Period Ended
Class N                                        November 30, 2001(1)
======================================================================

Per Share Operating Data

Net asset value, beginning of period                         $16.58
----------------------------------------------------------------------
Income (loss)from investment operations:
Net investment income                                             -(2)
Net realized and unrealized gain (loss)                       (1.82)
                                                             ---------
Total income (loss)from investment operations                 (1.82)
----------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                              -
Dividends in excess of net investment income                      -
Distributions from net realized gain                              -
                                                             ---------
Total dividends and/or distributions to shareholders              -
----------------------------------------------------------------------
Net asset value, end of period                               $14.76
                                                             =========

======================================================================
Total Return at Net Asset Value(3)                           (10.98)%

======================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)                       $522
----------------------------------------------------------------------
Average net assets (in thousands)                              $275
----------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment loss                                           (0.05)%
Expenses                                                       1.81%
----------------------------------------------------------------------
Portfolio turnover rate                                          71%

1. For the period from March 1, 2001 (inception of offering)to November 30,
2001.
2. Less than $0.005 per share.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                24 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS

===============================================================================
1.Significant Accounting Policies

Oppenheimer Quest Global Value Fund, Inc. (the Fund) is registered under the
Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's investment objective is to seek long-term capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc.
(the Manager). The Manager has entered into a sub-advisory agreement with OpCap
Advisors.
     The Fund offers Class A, Class B, Class C and Class N shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. Class B shares will automatically convert to Class A shares six years after the date of purchase. Beginning September 1, 2001, the Fund assesses a 2% fee on the proceeds of Fund shares that are redeemed (either by selling or exchanging to another Oppenheimer fund)within 30 days of their purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
-------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
(including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value.
Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type"
debt securities with remaining maturities of 60 days or less are valued at amortized cost (which approximates market value).
-------------------------------------------------------------------------------
Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

                25 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
1. Significant Accounting Policies  Continued

Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
-------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carry-overs, to shareholders. Therefore, no federal income or excise tax provision is required.

As of November 30, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

                  Expiring
                  ----------------------------------

                       2009               $5,716,132

     As of November 30, 2001, the Fund had approximately $6,061,000 of post-
October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. Additionally, the Fund had approximately
$78,000 of post-October foreign currency losses which were deferred. If unutilized by the Fund in the following fiscal year, such losses will expire.
-------------------------------------------------------------------------------
Directors' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent Board of Directors. Benefits are based on years of service and fees paid to each director during the years of service. During the year ended November 30, 2001, the Fund's projected benefit obligations were increased by $2,038 and payments of $916 were made to retired directors, resulting in an accumulated liability of $41,561 as of November 30, 2001.
     The Board of Directors has adopted a deferred compensation plan for independent directors that enables directors to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Directors in shares of one or more Oppenheimer funds selected by the director. The amount paid to the
Board of Directors under the plan will be determined based upon the performance of the selected funds. Deferral of directors' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.

                26 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

-------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
-------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss)and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
     The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended November 30, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $1,432,873, a decrease in overdistributed net investment income of $400,790, and a decrease in accumulated net realized loss on investments of $1,032,083. Net assets of the Fund were unaffected by the reclassifications.
-------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
-------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
-------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                27 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
2. Capital Stock

The Fund has authorized 100 million shares of $0.01 par value capital stock in the aggregate to be apportioned among each class of shares. Transactions in shares of capital stock were as follows:

                               Year Ended November 30, 2001(1)        Year Ended November 30, 2000
                                    Shares           Amount                Shares           Amount
---------------------------------------------------------------------------------------------------

Class A
Sold                             9,353,473    $ 151,872,376            14,172,776    $ 253,500,465
Dividends and/or
distributions reinvested         1,420,337       23,975,302             3,701,280       66,549,026
Redeemed                       (10,534,631)    (170,619,264)          (17,624,846)    (315,312,106)
                               --------------------------------------------------------------------
Net increase (decrease)            239,179    $   5,228,414               249,210    $   4,737,385
                               ====================================================================

---------------------------------------------------------------------------------------------------
Class B
Sold                             1,017,781    $  15,705,574               850,350    $  14,822,911
Dividends and/or
distributions reinvested           582,322        9,497,895             1,560,679       27,343,111
Redeemed                        (1,605,198)     (24,682,632)           (2,487,836)     (43,298,848)
                               --------------------------------------------------------------------
Net increase (decrease)             (5,095)   $     520,837               (76,807)   $  (1,132,826)
                               ====================================================================

---------------------------------------------------------------------------------------------------
Class C
Sold                             1,040,947    $  16,074,933               573,203    $   9,961,751
Dividends and/or
distributions reinvested           199,026        3,235,955               601,625       10,510,390
Redeemed                        (1,058,605)     (16,350,758)           (1,267,073)     (21,909,080)
                               --------------------------------------------------------------------
Net increase (decrease)            181,368    $   2,960,130               (92,245)   $ (1,436,939)
                               ====================================================================

---------------------------------------------------------------------------------------------------
Class N
Sold                                37,400    $     588,274                     -    $           -
Dividends and/or
distributions reinvested                 -                -                     -                -
Redeemed                            (2,019)         (29,987)                    -                -
                               --------------------------------------------------------------------
Net increase (decrease)             35,381    $     558,287                     -    $           -
                               ====================================================================

1. For the year ended November 30, 2001, for Class A, B and C shares and for the period from March 1, 2001 (inception of offering) to November 30, 2001, for
Class N Shares.

===============================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended November 30, 2001, were
$284,655,225 and $320,682,779, respectively.

As of November 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $370,241,112 was:

             Gross unrealized appreciation                 $ 34,820,072
             Gross unrealized depreciation                  (35,689,536)
                                                           -------------
             Net unrealized appreciation (depreciation)    $   (869,464)
                                                           =============

                28 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

===============================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
0.75% of the first $400 million of average annual net assets of the Fund, 0.70%
of the next $400 million, and 0.65% of average annual net assets in excess of
$800 million. The Fund's management fee for the year ended November 30, 2001, was an annualized rate of 0.75%.
-------------------------------------------------------------------------------
Administration Fees. Under a separate administration agreement, the Manager provides administrative services to the Fund and handles its business affairs at a fee of 0.25% of the Fund's average daily net assets.
-------------------------------------------------------------------------------
Sub-Advisor Fees. The Manager pays OpCap Advisors (the Sub-Advisor) based on the fee schedule set forth in the Prospectus. For the year ended November 30,
2001, the Manager paid $1,085,193 to the Sub-Advisor.
-------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
Manager, acts as the transfer and shareholder servicing agent for the Fund. The
Fund pays OFS an agreed-upon per account fee. The Fund's transfer agent has voluntarily agreed to limit transfer and shareholder servicing agent fees to
0.35% per annum, effective October 1, 2001. This undertaking may be amended or withdrawn at any time.
-------------------------------------------------------------------------------
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                       Aggregate           Class A    Commissions    Commissions    Commissions    Commissions
                       Front-End         Front-End     on Class A     on Class B     on Class C     on Class N
                   Sales Charges     Sales Charges         Shares         Shares         Shares         Shares
                      on Class A       Retained by    Advanced by    Advanced by    Advanced by    Advanced by
Year Ended                Shares       Distributor    Distributor(1) Distributor(1) Distributor(1) Distributor(1)
-----------------------------------------------------------------------------------------------------------------

November 30, 2001       $371,011           $72,390       $169,419       $441,959        $78,360         $5,135

1. The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                         Class A           Class B           Class C          Class N
                      Contingent        Contingent        Contingent       Contingent
                        Deferred          Deferred          Deferred         Deferred
                   Sales Charges     Sales Charges     Sales Charges    Sales Charges
                     Retained by       Retained by       Retained by      Retained by
Year Ended           Distributor       Distributor       Distributor      Distributor
-------------------------------------------------------------------------------------

November 30, 2001        $13,218          $186,527            $7,162               $5

     The Fund has adopted Distribution and Service Plans for Class A, Class B,
Class C and Class N shares under Rule 12b-1 of the Investment Company Act.
Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

                29 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
4. Fees and Other Transactions with Affiliates  Continued

Class A Distribution and Service Plan Fees. Under the plan the Fund pays an asset-based sales charge to the Distributor at an annual rate of 0.15% of average annual net assets of Class A shares of the Fund (the Board of Directors can set this rate up to 0.25%). Effective January 1, 2001, by action of the
Board of Directors, the asset-based sales charge rate for Class A shares was reduced from 0.20% to 0.15% of average annual net assets representing Class A shares. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits compensation to the Distributor at a rate up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended November
30, 2001, payments under the Class A Plan totaled $1,090,336, all of which was paid by the Distributor to recipients. That included $35,627 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.
-------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
     The Distributor retains the asset-based sales charge on Class B shares.
The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-
based sales charge on Class N shares. The asset-based sales charges on Class B,
Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
     The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Directors may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

                30 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

Distribution fees paid to the Distributor for the year ended November 30, 2001, were as follows:

                                                                 Distributor's
                                                 Distributor's       Aggregate
                                                     Aggregate    Unreimbursed
                                                  Unreimbursed   Expenses as %
              Total Payments    Amount Retained       Expenses   of Net Assets
                  Under Plan     by Distributor     Under Plan        of Class
-------------------------------------------------------------------------------

Class B Plan      $1,054,954           $812,789     $1,116,417            1.19%
Class C Plan         425,571             46,709        630,559            1.60
Class N Plan           1,030                978         11,787            2.26

===============================================================================
5. Foreign Currency Contracts
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
     The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
Assets and Liabilities as a receivable or payable and in the Statement of
Operations with the change in unrealized appreciation or depreciation.
     The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

===============================================================================
6. Illiquid Securities
As of November 30, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
November 30, 2001, was $3,616, which represents less than 0.01% of the Fund's net assets.

                31 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
7. Bank Borrowings

The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of
0.08% per annum.
     The Fund had no borrowings outstanding during the year ended or at
November 30, 2001.

                32 | OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                                                    Appendix A

                                                RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below.
Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
-------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.
Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...): Bonds for which the security  depends on the completion of some act or the  fulfillment of some condition are rated  conditionally.  These bonds are secured by (a) earnings of projects under construction,  (b) earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when  facilities  are  completed,  or (d)
payments to which some other  limiting  condition  attaches.  The  parenthetical  rating  denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa."
The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a #
symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
-------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.  The obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible to the adverse effects of changes in  circumstances  and economic conditions  than  obligations in higher-rated  categories.  However,  the obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its  financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates  the least degree of  speculation,  and "C" the  highest.  While such  obligations  will likely have some quality and  protective  characteristics,  these may be outweighed  by large  uncertainties  or major  exposures to adverse conditions.
BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative  issues.  However,  these face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment  than  obligations  rated "BB", but the obligor  currently has the  capacity  to meet its  financial  commitment  on the  obligation.  Adverse  business,  financial,  or economic conditions  will likely  impair the  obligor's  capacity or  willingness  to meet its  financial  commitment on the obligation.

CCC:  Bonds rated "CCC" are  currently  vulnerable  to  nonpayment,  and are  dependent  upon  favorable  business, financial,  and economic  conditions  for the obligor to meet its financial  commitment on the  obligation.  In the event of adverse  business,  financial  or economic  conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The
"C" rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken,  but  payments on this  obligation  are being  continued.  A "C" also will be assigned to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated "D" are in  default.  Payments  on the  obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
-------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD"
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below
50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process;
those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated
"D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added
"+" to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

---------------------------------------------------------- Household Durables
                                   Appendix

----------------------------------------------------------

                                    INDUSTRY

                                CLASSIFICATIONS

Aerospace & Defense
Air Freight & Couriers                         Household Products
Airlines                                           Industrial Conglomerates
Auto Components                                    Insurance
Automobiles                                        Internet & Catalog Retail
Banks                                              Internet Software & Services
Beverages                                          Information Technology Consulting & Services
Biotechnology                                      Leisure Equipment & Products
Building Products                                  Machinery
Chemicals                                          Marine
Commercial Services & Supplies                 Media
Communications Equipment                           Metals & Mining
Computers & Peripherals                        Multiline Retail
Construction & Engineering                     Multi-Utilities
Construction Materials                             Office Electronics
Containers & Packaging                         Oil & Gas
Distributors                                       Paper & Forest Products
Diversified Financials                             Personal Products
Diversified Telecommunication Services             Pharmaceuticals
Electric Utilities                                 Real Estate
                                                   Road & Rail
Electrical Equipment
Electronic Equipment & Instruments             Semiconductor Equipment & Products
Energy Equipment & Services                    Software
Food & Drug Retailing                          Specialty Retail
Food Products                                      Textiles & Apparel
Gas Utilities                                      Tobacco
Health Care Equipment & Supplies               Trading Companies & Distributors
Health Care Providers & Services               Transportation Infrastructure
Hotels Restaurants & Leisure                   Water Utilities
                                                   Wireless Telecommunication Services

                                    Appendix C

         OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares5 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.6
That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:

(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans7
(4)      Group Retirement Plans8
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or

                SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus
(unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."9
This waiver provision applies to:

-        Purchases of Class A shares aggregating $1 million or more.

-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.

              -     Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that
              Plan has made special arrangements with the Distributor for those purchases.

      -           Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a
              daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
              Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
              Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
              Investments").

(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill
              Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).

      -           Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the
      Transfer Agent on or before March 1, 2001.

Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.

-        Present or former officers, directors, trustees and employees (and their "immediate families") of the
         Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the
         Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
     Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
         DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.
B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
      -           Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.

-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid.
         This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund,
         Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
         Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:

      -           To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.

-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts
         (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
         To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.10
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue
                Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.11
         Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                Distributor.
         Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.

     -   For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
      -           For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.

III.   Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the

         applicable Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social
         Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.

-        Distributions12 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.13
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.14
(9)      On account of the participant's separation from service.15
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.

(12)     Distributions from Retirement Plans having 500 or more eligible employees, except distributions made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.

-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of FormerIV.
          Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

       Oppenheimer Quest Value Fund, Inc.
       Oppenheimer Small Cap Value Fund
       Oppenheimer Quest Balanced Value Fund
       Oppenheimer Quest Global Value Fund, Inc.
   Oppenheimer Quest Opportunity Value Fund

---------------------------- ---------------------------- ----------------------------

            These arrangements also apply to shareholders                               o                            Sales Charge as a % of Net Amount Invested
   of the following funds when they merged (were
   reorganized) into various Oppenheimer funds on
   November 24, 1995:

     Quest for Value U.S. Government Income Fund
     Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund
     Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund
     Quest for Value California Tax-Exempt Fund

            All of the funds listed above are referred to
   in this Appendix as the "Former Quest for Value
   Funds."  The waivers of initial and contingent
   deferred sales charges described in this Appendix
   apply to shares of an Oppenheimer fund that are
   either:

         -           acquired by such shareholder
         pursuant to an exchange of shares of an
         Oppenheimer fund that was one of the Former
         Quest for Value Funds, or
            -        purchased by such shareholder by
   exchange of shares of another Oppenheimer fund that
   were acquired pursuant to the merger of any of the
   Former Quest for Value Funds into that other
   Oppenheimer fund on November 24, 1995.

   A.  Reductions or Waivers of Class A Sales Charges.

            - -  Reduced Class A Initial Sales Charge
   Rates for Certain Former Quest for Value Funds
   Shareholders.

   Purchases by Groups and Associations.  The following
   table sets forth the initial sales charge rates for
   Class A shares purchased by members of "Associations"
   formed for any purpose other than the purchase of
   securities. The rates in the table apply if that
   Association purchased shares of any of the Former
   Quest for Value Funds or received a proposal to
   purchase such shares from OCC Distributors prior to
   November 24, 1995.

   Number of Eligible Employees or Members                  IConcessioneasC%aofeOffering Priceering Price    Initial

                               ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                     2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At least 10 but not more       2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals
who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who
                  acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA
                  Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
                  -        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24,
1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A,
Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former
Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6,
1995, but prior to November 24, 1995:

-        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);

-        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

V.   Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds
(referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account
Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account
CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account
CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account
CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge.
Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make
additional purchases of Class A shares at net asset value
without a Class A initial sales charge, but subject to the
Class A contingent deferred sales charge that was in effect
prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent
deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold,
whichever is smaller (in such redemptions, any shares not
subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior
Class A CDSC are:
         (1)  persons whose purchases of Class A shares of a
                Fund and other Former Connecticut Mutual Funds
                were $500,000 prior to March 18, 1996, as a
                result of direct purchases or purchases
                pursuant to the Fund's policies on Combined
                Purchases or Rights of Accumulation, who still
                hold those shares in that Fund or other Former
                Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of
                Intention entered into prior to March 18,
                1996, with the former general distributor of
                the Former Connecticut Mutual Funds to
                purchase shares valued at $500,000 or more
                over a 13-month period entitled those persons
                to purchase shares at net asset value without
                being subject to the Class A initial sales
                charge.

         Any of the Class A shares of a Fund and the other
Former Connecticut Mutual Funds that were purchased at net
asset value prior to March 18, 1996, remain subject to the
prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this
arrangement they will be subject to the prior Class A CDSC.

         -    Class A Sales Charge Waivers. Additional Class A
shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and
acquired Class A shares prior to March 18, 1996, and still
holds Class A shares:

(1)      any purchaser, provided the total initial amount
                invested in the Fund or any one or more of the
                Former Connecticut Mutual Funds totaled
                $500,000 or more, including investments made
                pursuant to the Combined Purchases, Statement
                of Intention and Rights of Accumulation
                features available at the time of the initial
                purchase and such investment is still held in
                one or more of the Former Connecticut Mutual
                Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that
                the total initial amount invested by the plan
                in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or
                more;
(3)      Directors of the Fund or any one or more of the
                Former Connecticut Mutual Funds and members of
                their immediate families;
(4)      employee benefit plans sponsored by Connecticut
                Mutual Financial Services, L.L.C. ("CMFS"),
                the prior distributor of the Former
                Connecticut Mutual Funds, and its affiliated
                companies;
(5)      one or more members of a group of at least 1,000
                persons (and persons who are retirees from
                such group) engaged in a common business,
                profession, civic or charitable endeavor or
                other activity, and the spouses and minor
                dependent children of such persons, pursuant
                to a marketing program between CMFS and such
                group; and
(6)      an institution acting as a fiduciary on behalf of an
                individual or individuals, if such institution
                was directly compensated by the individual(s)
                for recommending the purchase of the shares of
                the Fund or any one or more of the Former
                Connecticut Mutual Funds, provided the
                institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and
(2) above may be subject to the Class A CDSC of the Former
Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be
purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut
Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder
exchanges the variable annuity contract proceeds to buy Class
A shares of the Fund.

B.  Class A and Class B Contingent Deferred Sales Charge
Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge
will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual
Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March
18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have
been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in
                Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to
                participants or beneficiaries from retirement
                plans qualified under Sections 401(a) or
                403(b)(7)of the Code, or from IRAs, deferred
                compensation plans created under Section 457 of
                the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such
                retirement or employee benefit plans;

(5)      in whole or in part, in connection with shares sold
                to any state, county, or city, or any
                instrumentality, department, authority, or
                agency thereof, that is prohibited by
                applicable investment laws from paying a sales
                charge or concession in connection with the
                purchase of shares of any registered
                investment management company;

(6)      in connection with the redemption of shares of the
                Fund due to a combination with another
                investment company by virtue of a merger,
                acquisition or similar reorganization
                transaction;
(7)      in connection with the Fund's right to involuntarily
                redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A
                shares and Class B shares in certain
                retirement plan accounts pursuant to an
                Automatic Withdrawal Plan but limited to no
                more than 12% of the original value annually;
                or
(9)      as involuntary redemptions of shares by operation of
                law, or under procedures set forth in the
                Fund's Articles of Incorporation, or as
                adopted by the Board of Directors of the Fund.

          Special Reduced Sales Charge for Former Shareholders
         VI.      of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer
U.S. Government Trust, Oppenheimer Strategic Income Fund and
Oppenheimer Capital Income Fund who acquired (and still hold)
shares of those funds as a result of the reorganization of
series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance
America Funds, Inc. on March 30, 1990, may purchase Class A
shares of those four Oppenheimer funds at a maximum sales
charge rate of 4.50%.

VII.     Sales Charge Waivers on Purchases of Class M Shares
         of Oppenheimer Convertible Securities Fund

Oppenheimer Convertible Securities Fund (referred to as the
"Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of
investors listed below who, prior to March 11, 1996, owned
shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales
charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and
         employees (and their "immediate families" as defined
         in the Fund's Statement of Additional Information) of
         the Fund, the Manager and its affiliates, and
         retirement plans established by them or the prior
         investment advisor of the Fund for their employees,
-        registered management investment companies or
         separate accounts of insurance companies that had an
         agreement with the Fund's prior investment advisor or
         distributor for that purpose,
-        dealers or brokers that have a sales agreement with
         the Distributor, if they purchase shares for their
         own accounts or for retirement plans for their
         employees,
-        employees and registered representatives (and their
         spouses) of dealers or brokers described in the
         preceding section or financial institutions that have
         entered into sales arrangements with those dealers or
         brokers (and whose identity is made known to the
         Distributor) or with the Distributor, but only if the
         purchaser certifies to the Distributor at the time of
         purchase that the purchaser meets these
         qualifications,
-        dealers, brokers, or registered investment advisors
         that had entered into an agreement with the
         Distributor or the prior distributor of the Fund
         specifically providing for the use of Class M shares
         of the Fund in specific investment products made
         available to their clients, and
-        dealers, brokers or registered investment advisors
         that had entered into an agreement with the
         Distributor or prior distributor of the Fund's shares
         to sell shares to defined contribution employee
         retirement plans for which the dealer, broker, or
         investment advisor provides administrative services.

Oppenheimer Quest Global Value Fund, Inc.

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor
         OpCap Advisors
         1345 Avenue of the Americas, 49th Floor
         New York, New York 10105-4800

Distributor

         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1-800-525-7048

Custodian Bank
         Citibank, N.A.
         111 Wall Street
         New York, New York 10005

Independent Accountants
         KPMG LLP
         707 Seventeenth Street
         Suite 2300
         Denver, Colorado 80202

Legal Counsel

         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820